DEFINED TERMS USED IN THIS POLICY

The defined terms listed below are either frequently used or have an important meaning within this Policy.

Accumulation Unit– An accounting unit used to measure the Sub-Account values of the Variable Account.

Attained Age– Age measured from the Policy Date.  Attained Age is equal to a person's Issue Age plus the number of completed Policy Years.

Beneficiary– The person or entity, such as a trust or charity, you name to receive the Death Benefit Proceeds if the Insured dies prior to the Maturity Date while this Policy is in force.

Cash Surrender Value– The amount available upon Surrender of this Policy. It is equal to the Cash Value of this Policy minus any Indebtedness, applicable charges, or adjustments described in this Policy.

Cash Value– The combined accumulated dollar value of the interests you purchased in the Sub-Accounts of the Variable Account, plus the values in the Fixed Account and the Policy Loan Account.

Contingent Beneficiary– The person or entity, such as a trust or charity, you name to whom the Death Benefit Proceeds are payable if the Insured dies prior to the Maturity Date while this Policy is in force and no Beneficiary is living or in existence.

Contingent Owner– The person or entity, such as a trust or charity, you name who becomes the Policy Owner if you die before the Insured.

Death BenefitProceeds– The amount we pay upon the death of the Insured while this Policy is in force and prior to the Maturity Date.

Fixed Account– An investment option which is funded by the General Account of the Company.

General Account– The General Account is made up of all of our assets other than those held in any Variable Account.

Indebtedness– The amount you owe to us due to a Policy loan, including principal and accrued interest.

Initial Premium Investment Date– The later of the Policy Date or the date we receive the initial Premium at our Home Office address listed on the face page of this Policy.

Insured– The person you name whose life is covered by this Policy and upon whose death, prior to the Maturity Date and while this Policy is in force, the Death Benefit Proceeds become payable.

Issue Age– A person’s age based on their birthday nearest the Policy Date.  If the last birthday was more than 182 days prior to the policy Date, their nearest birthday will be their next birthday. The Insured's Issue Age is shown in the Policy Data Pages.

Maturity Date– The Policy Anniversary on which the Insured reaches Attained Age 120.

Maturity Proceeds– The amount payable to you if this Policy is in force on the Maturity Date and the Insured is living.  The Maturity Proceeds are equal to the Cash Surrender Value on the Maturity Date.

Minimum Required Death Benefit– The lowest death benefit that will qualify this Policy as life Insurance under Section 7702 of the Internal Revenue Code.

Minimum Specified Amount– The lowest Specified Amount you are permitted to have under this Policy.  It is shown in the Policy Data Pages.

Nationwide – Nationwide Life and Annuity Insurance Company.  References to "we," "our," and "us," also mean Nationwide Life and Annuity Insurance Company.

Net Amount At Risk– Is equal to the death benefit minus the Cash Value.

Net Premium– The amount of each Premium payment actually applied to the Sub-Accounts or Fixed Account. Net Premium is equal to an actual gross premium less any premium load.

Policy– The terms, conditions, benefits, and rights of the life insurance contract described in this document including the Policy Data Pages.

Policy Anniversary– Each anniversary of the Policy Date.  For any year in which such date does not exist (February 29th), the last day of the month will be the Policy Anniversary.

Policy Date– The issue date of this Policy.  It is the date this Policy takes effect subject to the payment of the Minimum Initial Premium stated in the Policy Data Pages.

Policy Loan Account– The portion of the Cash Value attributable to all loans taken under this Policy plus all accumulated interest.

Policy Monthaversary – The same day of the month as the Policy Date for each succeeding month. In any month where such day does not exist (e.g. 29th, 30th, and 31st), the Policy Monthaversary will be the last day of that calendar month.

Policy Owner– The person or entity possessing all rights under this Policy prior to the Insured's death. The Policy Owner is named on the application unless later changed.  References to "you" or "your" also mean the Policy Owner.

Policy Year– Beginning with the Policy Date, each one-year period this Policy remains in force.

Premium– The payments you make under this Policy.  A Minimum Initial Premium, stated in the Policy Data Pages, will be required prior to this Policy taking effect.

Proof of Death– A certified copy of the death certificate.  If no death certificate will be issued (e.g. missing person), such other lawful evidence and documentation as permits us to make a reasonable determination as to the fact of, date, cause and manner of the death.

Settlement– Payment of the Death Benefit Proceeds, Maturity Proceeds, or Cash Surrender Value.

Specified Amount – The dollar amount used to determine the death benefit of the Policy.  It is stated in the Policy Data Pages.

State of Issue– The jurisdiction where this Policy has been issued for delivery.  For purposes of this Policy, the term includes the District of Columbia, Puerto Rico and any state, territory, or possession of the United States of America.

SEC– The United States Securities and Exchange Commission or its successor.

Sub-Account– A division of the Variable Account corresponding to a different underlying investment option.  Initial Sub-Account allocations are listed on the Policy Data Pages.

Surrender– A withdrawal of Cash Surrender Value from this Policy at your request.  A complete Surrender will result in payment to you of any remaining Cash Surrender Value and will end all coverage under this Policy and any attached riders.  When we refer to a "partial Surrender" it means a withdrawal of a portion of the Cash Surrender Value and does not by itself terminate this Policy.

Traded Date– The date on which the underlying mutual funds in an active asset allocation model, established and administered by a third-party investment professional or firm, are modified in accordance with the active asset allocation strategy of such model.

Valuation Date– Each day the New York Stock Exchange and our home office are open for business, or any other day when there is enough trading in the Sub-Accounts of the Variable Account that the current net asset value of its Accumulation Units might change. If the required information for transactions you request has not been received by the time indicated on the date of your request, then the date used for valuation will be the next day the New York Stock Exchange and Nationwide's home office are open for business.

Valuation Period – The interval of time between a Valuation Date and the next Valuation Date.

Variable Account – One of our separate investment accounts into which Premiums are allocated.  We may offer more than one Variable Account under this Policy.

GENERAL POLICY PROVISION

Policy References and Headings

Unless the context requires otherwise, the following will apply to the references and headings in this Policy:

(1)	singular references will also refer to the plural and plural references will also refer to the singular;

(2)	when we refer to a "provision" it means the entire contents under a main heading in this Policy; and

(3)	when we refer to a "section," it means the entire contents under a sub-heading within a provision.

Non-Participating

This Policy does not participate in our earnings or surplus and does not earn or pay dividends.

Entire Contract

The insurance provided by this Policy is in return for the application and for Premiums paid as required in this Policy. This Policy and a copy of any attached written application, including any attached written supplemental applications together with any amendments, endorsements, or riders make up the entire contract.

No statement will be used in defense of a claim under this Policy unless it is contained in a written application that is endorsed upon or attached to this Policy.

The laws of the State of Issue will govern this Policy.

Applications

All statements in an application, in the absence of fraud, are considered representations and not warranties.  In issuing this Policy, we have relied on the statements made in the application to be true and complete. Subject to the Incontestability section of this Policy, no such statement will be used to contest this Policy or deny a claim unless that statement is made in an application and is a misrepresentation that is material to our agreement to provide insurance.

In the case of reinstatement, the addition of benefits by a rider, an increase of the Specified Amount, or requests for changes in underwriting classification, we rely on the statements made in the respective applications to be true and complete. Subject to the Incontestability section of this Policy, or an attached rider as applicable, no such statement shall be used to contest or deny a claim unless that statement is made in the application to reinstate, add benefits, or increase the Specified Amount and is a misrepresentation material to our agreement to provide or reinstate coverage.

Alteration or Modification

All changes or agreements related to this Policy must be on official forms signed by our President or Secretary. No agent of Nationwide, medical examiner, or other representative is authorized to accept risks, alter or modify contracts, or waive any of our rights or requirements.

This Policy may be modified or superseded by applicable law. Other changes to this Policy may be made only if you and we agree.  We will provide you with a copy of any amendment or endorsement or other document modifying this Policy.

Waiver

Our failure to enforce any provision of this Policy in one or more instances shall not be deemed, and may not be construed or relied upon, as a waiver of such provision. Nor shall any waiver or relinquishment of any right or power hereunder in any one or more instance be deemed, and may not be construed or relied upon as, a continuing waiver or relinquishment of that right or power at any other time or times.

Effective Date of Policy Coverage

The effective date of insurance coverage under this Policy is determined in the following manner:

(1)	for insurance coverage applied for in the original application and approved by us, the effective date is the Policy Date;

(2)
for increases or other additions to coverage, the effective date is the Policy Monthaversary on or next following our approval of your supplemental application for insurance, unless you request and we approve a different date; and

(3)	in the case of a reinstatement, the effective date is the Policy Monthaversary on or next following our approval of your reinstatement request, unless you request and we approve a different date.

Policy Termination

Coverage under this Policy, including payment of the Death Benefit Proceeds and coverage added by election of an optional rider, will terminate when:

(1)	you request in writing to terminate coverage under this Policy;

(2)            the Insured dies;

(3)	this Policy reaches the Maturity Date, subject to the Policy Maturity Date Extension section;

(4)	subject to the Reinstatement section, this Policy lapses at the end of a grace period; or

(5)	you Surrender this Policy for its Cash Surrender Value.

Suicide

We will not pay the Death Benefit Proceeds normally payable on the Insured's death if the Insured commits suicide, while sane or insane, within two years from:

(1)            the Policy Date;

(2)            a reinstatement date; or

(3)	a date after the Policy Date we approve an increase in Specified Amount requiring evidence of insurability.

In the case of items (1) and (2) above, we will pay an amount equal to all Premiums paid prior to the Insured's death, less any Indebtedness or partial Surrenders.

In the case of item (3) above, we will not pay the portion of the Death Benefit Proceeds attributable to the Specified Amount increase, but instead will pay all cost of insurance charges attributable to such Specified Amount increase.

Incontestability

After this Policy has been in force during the lifetime of the Insured for two years from the Policy Date, we will not contest payment of any Death Benefit Proceeds based on the initial Specified Amount.

Any increase to the Specified Amount requiring evidence of insurability will result in a new incontestability period beginning with the date the increase is effective and applicable only to the portion of the Death Benefit Proceeds attributable to the amount of the increase to the Specified Amount.

After any amendment, endorsement, Specified Amount increase, or rider has been in force as part of the Policy during the lifetime of the Insured for two years, we will not contest it for any reason.

After any reinstatement, we will not contest payment of the Death Benefit Proceeds for any reason after this Policy has been in force during the Insured's lifetime for two years from the reinstatement date.

Misstatement of Age or Sex

If the age or sex of an Insured has been misstated, all payments and benefits under this Policy will be those which the Premiums paid and/or charges deducted would purchase at the Insured's correct age or sex.

If the Insured has died and it is determined there has been a misstatement in age or sex, then we will adjust the death benefit and Cash Value.  The adjusted death benefit will be:

(1)	the Net Amount At Risk at the time of the Insured’s death; multiplied by

(2)
the ratio of the monthly cost of insurance deducted with the misstated age or sex on the Policy Monthaversary immediately preceding the Insured’s death and the monthly cost of insurance that would have been deducted using the correct age and sex on that same Policy Monthaversary; plus

(3)	the Cash Value at the time of Insured’s death.

The Cash Value is adjusted by applying the cost of insurance charges using the correct age or sex of the Insured beginning with the Policy Date.

Postponement of Payments

We have the right to delay payment of the Cash Surrender Value or a Policy loan for a period permitted by law but not longer than six months after either is requested.

Assignment

You may be able to assign some or all of your rights under this Policy. Assignments must be made in writing and signed by you before the Maturity Date or the death of the Insured, whichever occurs first.  Assignments take effect as of the date signed, unless otherwise specified by you, subject to any payments made or actions taken by us before the assignment is recorded. An assignment will not be recorded until we have received sufficient and clear direction from you on how rights under this Policy are to be divided.

We may reject or not recognize assignments altering the type or character of the risk we originally assumed in issuing this Policy.  Assignments will be subject to any amounts owed to us before the assignment was recorded. The interest of a Beneficiary will be subject to the rights of any assignee of record, unless the Beneficiary designation is an effective irrevocable designation.

We are not responsible for the validity or tax consequences of any assignment or for any payment or other Settlement made prior to our recording of the assignment.

Instructions

All elections, payment requests, claims, instructions, and/or communications to us must be sent to our Home Office listed on the face page of this Policy, and received by us before we can take any action.

No instructions are effective until received and recorded by us at our home office.

Unless we specify otherwise, all instructions under this Policy must be received in writing, signed and dated.  We only accept instructions in writing using a traditional hard-copy format, but upon mutual agreement between you and us, we will consent to the acceptance of other methods of delivering instructions, such as electronic mail, facsimile, or other appropriate agreed upon formats.

For certain policy changes, such as, changes in named parties, requests for Surrender, requests for a Policy loan, requests to exchange this Policy for another plan of insurance, requests for a Policy Settlement, transfers among the Sub-Accounts of the Variable Account, allocation of future Net Premium, and death benefit claims, we will require that the request be completed on a on a form we provide.

We may require a signature guarantee from a member firm of a recognized domestic stock exchange or a financial institution that is a member of the Federal Deposit Insurance Corporation for Surrender, partial Surrender, Settlement or change in ownership of this Policy.

Currency

Any money we pay, or that is paid to us, must be in the currency of the United States of America.

Reports

While this Policy is in force, we will send a report to your last known address at least once every year. It will show your Policy's current Specified Amount, Cash Value, Cash Surrender Value, Premiums paid, monthly minimum Premiums, Policy charges, and any outstanding Indebtedness. The report will also include any other information required by federal and/or state laws and regulations.

Illustration of Benefits and Values

We will provide a non-guaranteed projection of illustrative future benefits and values under this Policy at any time after the first Policy Anniversary.  Your written request and payment of a service fee set by us at the time of the request will be required. The service fee will not exceed the Maximum Service Fee stated in the Policy Data Pages.

Internal Revenue Code Life Insurance
Qualification Test

This Policy has been designed to satisfy the guideline premium/cash value corridor test or the cash value accumulation test definition of life insurance for federal income tax purposes under Section 7702 of the Internal Revenue Code, as amended.  The life insurance qualification test will determine the minimum required death benefit and Premium limitations of this Policy.  You may not change the life insurance qualification test on or after the issue date of this Policy.

We reserve the right to refuse any Premium or decline any change that we reasonably believe would cause your Policy to fail to qualify as life insurance under the applicable tax law.  This includes changing the Specified Amount, the death benefit option, and the amount of any requested partial Surrender.  We also have the right to change your Policy, to require additional payments, or to make distributions from your Policy to the extent necessary to continue to qualify this Policy as life insurance.

We do not give tax advice, and this section should not be construed to guarantee that your Policy will be treated as life insurance or that the tax treatment of life insurance will never be changed by future actions of any tax authority.

Modified Endowment Contracts

Certain policies may be or become Modified Endowment Contracts (MECs) under Section 7702A of the Internal Revenue Code, as amended.  We will notify you if a requested action or Premium payment will result in your Policy becoming a MEC.  We will only permit your Policy to become a MEC if you authorize it in writing. Otherwise, the requested action will be rejected and any Premium paid in excess of MEC limits will be refunded within sixty days after the end of the Policy Year in which it was received.

If you request and receive a full or partial Surrender after your Policy becomes a MEC or it is later exchanged into another policy, you may have adverse income tax consequences.  Nationwide and its representatives do not provide tax advice.  Please consult your tax advisor to determine any tax implications.

PARTIES AND INTERESTS IN THIS POLICY PROVISION

Nationwide

We are a stock life insurance company organized under the laws of the State of Ohio.  In exchange for paying the initial Premium as required in this Policy, we provide certain benefits, including paying the Death Benefit Proceeds if the Insured dies while this Policy is in force and prior to the Maturity Date.

Policy Owner

You are the Policy Owner and may exercise all rights under this Policy during the lifetime of the Insured.  If you die before the Insured, your estate will become the Policy Owner unless there is a named Contingent Owner or you have directed us otherwise.

You name the other parties with rights and interests in this Policy.

Unless otherwise provided on the Policy application or applicable change of ownership form, if there is more than one Policy Owner, all rights, title and interest in this life insurance Policy will be held jointly with right of survivorship and, all rights, title and interest of any Policy Owner who predeceases the Insured will vest in the surviving Policy Owner or jointly in the surviving Policy Owners, subject to the prior rights of all assignees. The signature of all Policy Owners, or their legal representatives will be required on any written instructions to exercise Policy rights.

Contingent Owner

You may name a Contingent Owner under this Policy at any time during the lifetime of the Insured.  If you name a Contingent Owner, the Contingent Owner will become the Policy Owner if you die during the lifetime of the Insured.

The Insured

The Insured is the person upon whose life this Policy is issued.  You may not change the Insured.

Beneficiary and Contingent Beneficiary

You may name one or more Beneficiaries and Contingent Beneficiaries. The right to receive payments under this Policy, including the Death Benefit Proceeds, is described in detail in the Policy Benefits and Values Provision.

Unless you direct otherwise, the following will apply:

(1)	if more than one Beneficiary survives the Insured, each will share equally in any right to receive the Death Benefit Proceeds;

(2)	if no Beneficiary survives the Insured, and there is more than one Contingent Beneficiary that survives the Insured, each will share equally in any right to receive the Death Benefit Proceeds; and

(3)	if no Beneficiary or Contingent Beneficiary is named or none survives the Insured, then you or your estate will be entitled to receive the Death Benefit Proceeds.

Changes of Named Parties and Interests

Prior to the earlier of the death of the Insured or the Maturity Date, you may change the named Beneficiary, Contingent Beneficiary, and Contingent Owner, unless such party was designated irrevocable, by providing us proper notice in the proper format, as provided in the Instructions section of the General Policy Provision. A party designated as irrevocable may only be changed with that party’s written consent.

You may also change the Policy Owner, but in doing so you will relinquish all rights under this Policy to the new Policy Owner.

Any change of a party to this Policy will be effective as of the date signed; however, we are not liable for any actions taken or payments made until the change is received and recorded at our Home Office listed on the face page of this Policy.

PREMIUM PAYMENT PROVISION

Initial Premium

The initial Premium is due on the Policy Date, but may be paid in advance, and will be credited on the Initial Premium Investment Date. Insurance coverage under this Policy is not effective until the initial Premium is paid. The Minimum Initial Premium is stated in the Policy Data Pages.

Additional Premiums

Additional Premiums may be paid at any time while this Policy is in force subject to the following limits:

(1)	The additional Premium is at least as great as the Minimum Additional Premium stated in the Policy Data Pages.

(2)	We may require evidence of insurability satisfactory to us before accepting any Premium that will increase the Net Amount At Risk.

(3)	We will refund any Premium that is in excess of the Premium limit that allows this Policy to qualify as a contract of life insurance under applicable tax laws.

(4)	We may require you to pay any existing Indebtedness under this Policy prior to accepting any additional Premiums.

How Premium May Be Paid

The initial Premium is payable to our Home Office listed on the face page of this Policy or to our authorized representative.  Your Planned Premium Payment and Planned Premium Payment Frequency are selected by you and tell us how much and how frequently you intend to pay Premium. They are stated in the Policy Data Pages.  We will send you Premium payment reminder notices according to the amount and frequency you elect.

You are not required to pay the planned Premium; however, benefits and values under this Policy will differ from illustrated values if you do not.

POLICY CHARGES AND DEDUCTIONS PROVISION

In this provision, we describe all charges we may assess against this Policy.  Each charge may include a margin for overall expenses and profit.  If we assess a charge described in the sections below, the guaranteed maximum charge, and any applicable duration of the charge will be stated in the Policy Data Pages.

The monthly charges other than the Mortality and Expense Risk Charge will be charged proportionately to the Cash Values in each Sub-Account and the Fixed Account, unless otherwise elected. The Mortality and Expense Risk Charge will be charged proportionately to the Cash Value in each Sub-Account only, unless otherwise elected.  If a Policy Monthaversary is on a date other than a Valuation Date, any charges described in the sections below normally taken on such a Policy Monthaversary will be taken on the next Valuation Date.

Premium Load

We deduct a premium load from each Premium payment applied to this Policy.  The premium load is assessed to reimburse us for premium taxes paid and to recover expenses related to the sale of this Policy. The Maximum Premium Load is stated in the Policy Data Pages.

We may waive the premium load on the initial Premium as part of a sponsored exchange program permitted under the securities laws or rules or by order of the SEC.

Mortality and Expense Risk Charge

We deduct the mortality and expense risk charge on the Policy Date, or Initial Premium Investment Date, and each Policy Monthaversary thereafter. This charge compensates us for assuming risks related to guaranteeing mortality and expenses. The Maximum Mortality and Expense Risk Charge is stated in the Policy Data Pages.

Administrative Charges

We deduct administrative charges on the Policy Date, or Initial Premium Investment Date, and each Policy Monthaversary thereafter.

We deduct an administrative charge that is a monthly flat-dollar charge. We also assess an additional administrative charge on a per $1,000 of Specified Amount basis. The Guaranteed Maximum Administrative Charge is stated in the Policy Data Pages.

These charges compensate us for the costs associated with maintaining and administering this Policy.   This includes providing you with confirmations, statements, accounting and record-keeping.

Cost of Insurance Charge

We deduct the cost of insurance charges on a per $1,000 of the Net Amount At Risk basis on the Policy Date, or Initial Premium Investment Date, and each Policy Monthaversary thereafter. A separate cost of insurance charge is established for the initial Specified Amount and each increase in the Specified Amount. If there are Specified Amount increases, then Cash Value will be considered a part of the initial Specified Amount first.

This charge compensates us for the risk associated with underwriting the insurance protection provided to you by this Policy. This charge is calculated by multiplying the Net Amount At Risk by the cost of insurance rate for this Policy.

The cost of insurance rates established are based on the issue age, sex, underwriting class, Specified Amount, and any substandard rating of the Insured at the time the initial, or increase in, Specified Amount takes effect, and on the duration since that time.

We determine cost of insurance rates and changes in our rates based on our expectation as to future experience. Changes in our cost of insurance rates will be made on a uniform basis for Insured’s with policies that have been in force for the same length of time, and who are of the same issue age, sex, underwriting class, Specified Amount, and any substandard rating. These rates will never be greater than the Guaranteed Maximum Cost of Insurance Rates per $1,000 of Net Amount At Risk stated in the Policy Data Pages.

Surrender Charge

The Surrender charge applies if you Surrender this Policy or segment of coverage in its entirety, or if this Policy lapses.  The Surrender charge compensates us in the event this Policy is Surrendered in earlier years, which prevents us from having sufficient time to recoup sales and underwriting expenses associated with issuing this Policy.

Surrender charges are calculated separately for the initial Specified Amount and each increase in Specified Amount, each a segment of coverage. The amount and duration of the surrender charges for each segment of coverage are shown in the Surrender Charge Table in the Policy Data Pages.

In calculating Surrender charges, partial Surrenders are treated as coming from the most recent Specified Amount increase first and then from the next most recent Specified Amount increase and so forth until finally reaching the initial Specified Amount.

Policy Loan Interest Charge

The difference between the interest we charge on a Policy loan and the amount we credit in interest to the Policy Loan Account, if any, is a charge that compensates us for expenses associated with offering and administering the loan.

Changes In Policy Cost Factors

Changes in the charges, deductions, expenses or credited interest rates we make under this Policy will be based on future changes in future expectations for all issues of this Policy for factors including, but not limited to:

(1)            our investment earnings;

(2)            mortality experience;

(3)            persistency experience;

(4)            expenses, including reinsurance expenses; and

(5)            taxes.

Changes to cost of insurance rates will be on a uniform basis for Insureds of the same Issue Age, sex combination, rate classes, rate types, and any substandard ratings whose policies have been in force for the same length of time.

Any changes we make will be determined in accordance with the state law and any procedures required to be kept on file with the applicable insurance regulator of the State of Issue.

Service Fees

In this Policy we describe instances where we may assess a service fee for certain actions taken at your request. The Maximum Service Fee is stated in the Policy Data Pages.

When we assess a service fee, it will be for each action we take or transaction we process. For example, if we assess a service fee to process a partial Surrender, we will assess the fee on each partial Surrender.

Service fees are taken proportionally at the time the fee is assessed from each Sub-Account in which you are invested, and the Fixed Account, unless otherwise elected.

GRACE PERIOD, GUARANTEED POLICY CONTINUATION, AND REINSTATEMENT PROVISION

Policy Coverage

This Policy remains in force as long as the Cash Surrender Value on a Policy Monthaversary is sufficient to cover the monthly charges and deductions we assess. Otherwise, your Policy will lapse, subject to the Grace Period section and the Guaranteed Policy Continuation section.

Grace Period

If there is not enough Cash Surrender Value on a Policy Monthaversary to pay the monthly charges and deductions due or if Indebtedness equals or exceeds the Policy’s Cash Value minus any Surrender charges, then this Policy will enter a grace period, unless the requirements of the Guaranteed Policy Continuation section are met.

When this Policy enters a grace period, we will send a notice to your last known address and any assignee of record informing you of the Policy's lapse pending status and the amount of Premium you must pay to keep this Policy in force.  A grace period will last 61 days from the date we mail you the notice. During the grace period, this Policy will continue in force. When the grace period ends, this Policy and any coverage associated with it, including any elected riders, will lapse.

Prior to the end of the grace period, you may take this Policy out of the grace period and prevent it from lapsing by sending us Premium at least equal to three times the amount of the most recent monthly charges and deductions or Premium sufficient to meet the requirements of the Guaranteed Policy Continuation   section, whichever is less.

Guaranteed Policy Continuation

This Policy provides for a guaranteed policy continuation period referred to as the Initial Death Benefit Guarantee Period. During the Initial Death Benefit Guarantee Period, we will not lapse this Policy if on each Policy Monthaversary (1) is greater than or equal to (2) where:

(1)	is the sum of all Premiums paid to date, including the initial Premium, minus any Indebtedness, and minus any partial Surrender amounts; and

(2)
is the sum of the monthly initial death benefit guarantee premium in effect for each respective month completed since the Policy Date including such premium in effect for the current Policy Monthaversary.

If (1) is not greater than or equal to (2) then the Guaranteed Policy Continuation section is not in effect, and the Grace Period section will apply.  The Monthly Initial Death Benefit Guarantee Premium and the Initial Death Benefit Guarantee Period are stated in the Policy Data Pages. The Monthly Death Benefit Guarantee Premium may vary by Policy duration and may be affected by changes to the Policy.

Reinstatement

You may request to reinstate this Policy after it lapses subject to all of the following:

(1)	the reinstatement request is in writing and received by us within three years after the end of the most recent grace period and prior to the Maturity Date;

(2)	the Policy has not been surrendered for its Cash Surrender Value;

(3)	we may require you to provide new evidence of insurability satisfactory to us;

(4)
you must pay us Net Premium equal to the monthly charges and deductions that were due during the grace period prior to lapse plus three times the current monthly charges and deductions we would assess if this Policy was currently in force. This additional Premium is due the Policy Monthaversary on which we reinstate this Policy; and

(5)	for this Policy to be reinstated, you must either repay Indebtedness, or have the Policy reinstated with any previous Indebtedness included.

When this Policy is reinstated, the Cash Value, before any Premium payments or loan payments, will be equal to the lesser of:

(1)	the Cash Value at the end of the most recent grace period; or

(2)	the amount of the Surrender charge in the Policy Year we reinstate this Policy.

Unless you have provided otherwise, all amounts will be allocated based on the fund allocation factors in effect at the start of the grace period.

VARIABLE ACCOUNT PROVISION

About the Variable Account

We may make one or more Variable Accounts available under this Policy.

We established the Variable Account as a segregated investment account under the laws of the State of Ohio.  The assets of the Variable Account are our property, but are not charged with the liabilities from any of our other businesses.  We maintain assets that are at least equal to the reserves and other liabilities of the Variable Account and we may transfer assets exceeding the reserves and other liabilities of the Variable Account to our General Account. Variable Account assets shall be used to fund only variable policy benefits. Although assets in the Variable Account are our property, we are obligated under this Policy to make payments to you.

Income, gains and losses of the Variable Account reflect its own investment experience and not ours.

The Sub-Accounts

The Variable Account may be divided into one or more Sub-Accounts.  The available Sub-Accounts as of the Policy Date are listed in the Policy Data Pages.  The Sub-Accounts invest in various underlying investment options. The underlying investment options typically include registered mutual funds but may include other types of investment options permitted by the Variable Account and applicable law.

Underlying investment options available in the Variable Account are not publicly traded investment options or mutual funds, but we may offer publicly traded funds in certain contexts as long as it does not have an adverse impact on the tax treatment of this Policy.

You may allocate Net Premium to any of the available Sub-Accounts, but you will be subject to any terms or conditions established by the corresponding underlying investment option in which the Sub-Account invests.

Determining the Variable Account Value

The Variable Account value, and your corresponding interest in it under this Policy, is determined on each Valuation Date.

The value of amounts allocated to each Sub-Account is determined by multiplying the number of Accumulation Units in the Sub-Account by the Accumulation Unit value.  Charges assessed by the underlying investment options are deducted each Valuation Date from their net asset value before calculating the Accumulation Unit value.

When a Sub-Account is established, the Accumulation Unit value is initially set at $10 per unit.  The Accumulation Unit value of the Sub-Account fluctuates based on the investment performance of the corresponding underlying investment option.  Investment experience is not tied to the number of Accumulation Units, but the value of the Accumulation Units.

Accumulation Units of a Sub-Account are added on a given Valuation Date by Net Premium or transfer allocations.  Accumulation Units of a Sub-Account on a given Valuation Date are reduced by any Surrenders, transfers to other Sub-Accounts, or monthly charges or deductions described in the Policy Charges and Deductions Provision.

The Net Investment Factor and Performance

The investment performance of a Sub-Account is determined by the net investment factor.  The net investment factor is calculated by dividing (a) by (b) where:

(a)
is the net asset value of the underlying investment option corresponding to the Sub-Account, plus any dividend or income distributions made by such underlying investment option plus or minus any per share charge for taxes reserved as determined by us based on the operation of the Sub-Account, for the current Valuation Date; and

(b)	is the net asset value of the underlying investment option determined as of the preceding Valuation Date.

When the net investment factor is multiplied by the preceding Valuation Date’s Accumulation Unit value, the result is the current Valuation Date’s Accumulation Unit value. If the net investment factor is greater than 1, the Accumulation Unit value increases.  If the net investment factor is less than 1, the Accumulation Unit value decreases.

Cash Value and the Variable Account

The Cash Value of this Policy is equal to the value attributable to this Policy in the Sub-Accounts of the Variable Account plus the value of the Fixed Account and the Policy Loan Account.

The Cash Value of this Policy attributable to a Sub-Account on the Initial Premium Investment Date is equal to the portion of the initial Net Premium allocated to the Sub-Account minus monthly charges and deductions we assess in proportion to the total Net Premium invested.  The number of Accumulation Units purchased in the Sub-Account on the Initial Premium Investment Date is determined by dividing the dollar value of the Net Premium allocated to the Sub-Account by the current Valuation Date’s Accumulation Unit value.

The Cash Value in the Sub-Account on each subsequent Valuation Date is equal to:

(1)	the number of Accumulation Units on the preceding Valuation Date multiplied by the Accumulation Unit value on the current Valuation Date; plus

(2)	any Accumulation Units purchased by Net Premium or transfers allocated to the Sub-Account on the current Valuation Date; minus

(3)	any Accumulation Units cancelled by partial Surrenders or transfers out of the Sub-Account on the current Valuation Date; minus

(4)	any Accumulation Units cancelled by monthly charges or deductions that are due on the current Valuation Date and assessed against the Sub-Account.

The number of Accumulation Units purchased or cancelled on the current Valuation Date is determined by:

(1)	taking the dollar value of the purchase or cancellation; and

(2)	dividing it by the Accumulation Unit value of the Sub-Account on the current Valuation Date.

Transfers and Allocations

You elect how to allocate Net Premium among the Sub-Accounts and the Fixed Account. You may change how future Net Premium will be allocated at any time while this Policy is in force by notifying us in writing at our home office. Allocations must be stated in non-fractional percentages, for example, 10% but not 10.4%. Allocations among the Sub-Accounts, together with your Fixed Account allocation, must add up to 100%.

Generally, we permit transfers of Cash Value among the Sub-Accounts to be executed once per Valuation Date, but there are certain transfer restrictions or fees that may be imposed by the underlying investment options to which you will be subject.

We may refuse, limit or restrict transfer requests, or take any other reasonable action we deem necessary with regard to certain Sub-Accounts to protect all of our Policy Owners from the negative impact of short-term trading strategies or other harmful investment practices that damage the performance of the underlying investment options.  We may restrict your transaction requests if you, or a third-party acting on your behalf, are engaged in such a practice or strategy.

Our failure to take action in any one or more instances with respect to these restrictions is not a waiver of our right to enforce them at a future date.

Substitution of Securities

If an underlying investment option is no longer available for investment by the Variable Account or if, in the judgment of our management, further investment in such underlying investment option would be inappropriate in view of the purposes of this Policy, we may substitute another underlying investment option for an underlying investment option already purchased or to be purchased in the future under this Policy.

In the event of a substitution or change, we may make changes to this Policy and other policies of this class as may be necessary to reflect the substitution or change.  Nothing contained in this Policy will prevent the Variable Account from purchasing other securities for other series or classes of policies or from effecting a conversion between series or classes of contracts on the basis of requests made individually by owners of such policies.

Changes of Investment Policy

We may materially change the investment policy of a Variable Account. If changes are made to the investment policy of a Variable account, we will first seek any required approval from the SEC, the Ohio Department of Insurance, and the Department of Insurance of the State of Issue and provide you with any required notice of the change.

FIXED ACCOUNT PROVISION

The Fixed Account

The Fixed Account is funded by the General Account of the Company.  In addition to allocating your Net Premiums to one or more of the Sub-Accounts described in the Variable Account Provision, you may direct all or part of your Net Premiums into the Fixed Account.

The Fixed Account value is zero unless some or all of the Cash Value is allocated to the Fixed Account.  Upon the initial allocation of Cash Value to the Fixed Account, the Fixed Account value is equal to the amount of Cash Value initially allocated. The Cash Value in the Fixed Account on each subsequent Valuation Date is equal to: (1) plus (2) plus (3) minus (4) minus (5) minus (6) where:

(1)	the Cash Value in the Fixed Account on the preceding Valuation Date; plus

(2)	any interest credited to the Fixed Account during the current Valuation Period; plus

(3)	any Net Premiums or other amounts allocated to the Fixed Account during the current Valuation Period; minus

(4)	any amounts transferred from the Fixed Account during the current Valuation Period; minus

(5)	the portion of any monthly deductions which are due and charged to the Fixed Account during the current Valuation Period; minus

(6)	any partial Surrender amounts allocated to the Fixed Account during the current Valuation Period.

Any Cash Value allocated to the Fixed Account will be credited interest daily, based on the Fixed Account interest crediting rate. The Guaranteed Minimum Interest Crediting Rate is stated in the Policy Data Pages.  Interest in excess of the minimum guaranteed rate may be credited. The current interest rate in effect at the time of transfer to the Fixed Account will be guaranteed through the end of the calendar quarter in which such transfer was made.  Thereafter, any excess interest rates will be guaranteed for the following three months. Where required, we have filed our method for determining current interest rates with the Insurance Department of the State of Issue.

Right to Transfer

You may transfer amounts to and from the Fixed Account and the Sub-Accounts subject to the restrictions below without penalty. Our failure to exercise our rights under this section shall not be construed as a waiver of our rights.

Fixed Account Restrictions

We reserve the right to limit the number of transfers and the amount of Cash Value transferred to or from the Fixed Account each Policy Year.  Transfers to the Fixed Account may not be made prior to the first Policy Anniversary or within 12 months of any prior transfer to the Fixed Account.

We reserve the right to:

•	restrict transfers to the Fixed Account to 25% of the Cash Value as of close of business of the prior Valuation Date; and
•	refuse transfers to the Fixed Account if the Fixed Account value is greater or equal to 30% of the Cash Value.

POLICY BENEFITS AND VALUES PROVISION

Nonforfeiture

The Cash Surrender Value, Policy Loan Account, or any other values of this Policy are equal to or greater than those set by the laws of the State of Issue.

The insurance coverage provided by this Policy and any optional riders you elect, unless otherwise specified, are subject to the claims paying ability of our General Account.

Continuation of Coverage

Coverage under this Policy and benefits provided by any optional rider elected continue in force if Premium payments are not made, subject to the following:

(1)	the Grace Period, Guaranteed Policy Continuation, and Reinstatement Provision; and

(2)	termination of this Policy on the Maturity Date, unless extended, or in the case of an optional rider you elect, the date coverage under such rider terminates.

Right of Conversion

Within 24 months of the Policy Date, you may elect by written request to transfer 100% of your Cash Value allocated to the variable Sub-Accounts into the fixed investment options without regard to any restrictions otherwise applicable to such transfers.

This election is irrevocable.

Complete Surrender

This Policy may be Surrendered for its Cash Surrender Value at any time prior to the earlier of the death of the Insured or the Maturity Date.

You must submit your request for Surrender in writing, on a form we provide, to our Home Office listed on the face page of this Policy. The date of Surrender will be the date we receive your written request. We may require your Policy to be sent to us for endorsement before we pay the full Cash Surrender Value. We will determine the Cash Surrender Value as of the Valuation Date on or next following the date of Surrender. All coverage under this Policy and any elected rider ends on Surrender.

The Cash Surrender Value will be paid in cash or according to a Settlement option you elect. We reserve the right to defer the payment of the Cash  Surrender Value as described in the Postponement of Payments section.

Partial Surrenders

A partial Surrender may be made after the first Policy Year while this Policy is in force. You must submit your request for partial Surrender in writing on a form we provide. We may also require that this Policy be sent to us for endorsement.

We reserve the right to limit the number of partial Surrenders in a Policy Year to one.  We reserve the right to deduct a service fee from the partial Surrender amount.  The Maximum Partial Surrender Fee is stated in the Policy Data Pages. The fee imposed on a partial Surrender will not reduce the full Surrender charge applicable to this Policy.

When a partial Surrender is made, we will reduce the Cash Value by the partial Surrender amount. We will also reduce the Specified Amount by the amount necessary to prevent an increase in the Net Amount at Risk.  However, the Specified Amount reduction will not be greater than the partial Surrender amount. Any such decrease will reduce insurance in the following order:

(1)	against the insurance provided by the most recent Specified Amount increase;

(2)	against the next most recent Specified Amount increase successively; and

(3)	against the initial Specified Amount under the original application.

We will allocate partial Surrenders among the Sub-Accounts in proportion to the Cash Value in each Sub-Account as of the partial Surrender date, unless otherwise elected.  The amount of any partial Surrender is subject to the following conditions:

(1)	partial Surrenders may not be made prior to the first Policy Anniversary;

(2)	the minimum partial Surrender is $200;

(3)	from the Policy Date during years 2-10, the sum of all partial Surrenders in a Policy Year cannot exceed 10% of the Cash Surrender Value as of the beginning of that year;

(4)	after the tenth Policy Anniversary from the Policy Date, the maximum amount of a partial Surrender is the Cash Surrender Value less the greater of $500 or three monthly deductions;

(5)	a partial Surrender may not reduce the Specified Amount below the Minimum Specified Amount, stated in the Policy Data Pages;

(6)
a partial Surrender will not be permitted if in our reasonable belief, it would cause this Policy to be disqualified as a contract for life insurance under Section 7702 of the Internal Revenue Code at any time; and

(7)	we reserve the right to defer payment of a partial Surrender as described in the Postponement of Payments section.

Partial Surrenders will be transferred from the Fixed Account only when insufficient amounts are available in the Variable Account. Then, partial Surrenders will be transferred from the Fixed Account subject to the Fixed Account Restrictions section.

Policy Loans

You may request a loan at any time while your Policy is in force. You must submit a written request.  The loan will be made upon the sole security of the Policy and proper assignment of your Policy to us as collateral. We have the right to defer making a policy loan as described in the Postponement of Payment section. The loan date is the date we process your loan request.

Maximum and Minimum Loans and Indebtedness

The minimum loan amount is $200.  We will not permit any loan that results in total Indebtedness as of the date it is requested that is greater than:

(1)	90% of the Cash Value attributable to the Variable Account; plus
(2)	100% of the Cash Value in the Fixed Account; plus
(3)	100% of the Cash Value in the Policy Loan Account; minus
(4)	100% of the Adjusted Sales Load Life Insurance Rider forfeiture charge (if applicable); minus
(5)	100% of the Surrender charge.

Processing a Loan

If the requested Policy loan meets the requirements described in this section, the loan amount requested will be transferred into the Policy loan Account. The loan amount is transferred from the Variable Account in proportion to the Cash Value in each Sub-Account on the date of the loan. Loan amounts will be transferred from the Fixed Account only when insufficient amounts are available in the Variable Account.

Loan Interest

The loan interest charged and credited rates are stated in the Policy Data Pages.

Loan Interest Charged

Loan interest charged is calculated as part of Indebtedness each day and is not payable to us until:

(1)	a Policy Anniversary;
(2)	at the time a subsequent loan is requested and made;
(3)	at the time of a loan repayment;
(4)	at the time of a Policy lapse;
(5)	at the time of complete Surrender; or
(6)	upon the death of the Insured.

When loan interest charged becomes payable, we transfer an amount equal to the accumulated unpaid charged interest proportionally from each of the Sub-Accounts in which you are invested, unless you request otherwise and we agree.  Loan amounts will be transferred from the Fixed Account only when insufficient amounts are available in the Variable Account. The amount transferred is added to existing Indebtedness and begins accumulating interest along with the previous balance of the Policy Loan Account.

Loan Interest Credited

Loan interest credited is calculated as part of the Policy Loan Account each day and becomes payable in the same intervals as the loan interest charged.

The amount of accumulated credited interest is added to the Cash Value and results in a purchase of Accumulation Units in the Sub-Accounts or the Fixed Account based on your current recorded allocation for any future Premium.

Please see the Policy Loan Interest section of the Policy Charges and Deductions Provision for a description of how interest charges and credits result in a charge to you for the services we render in administering a loan under this Policy.

Loan Repayment

All or part of a Policy loan may be repaid to us at any time while this Policy is in force during the Insured's lifetime. Any payment intended as a Policy loan repayment, rather than a Premium payment, must be identified as such.

Unless you request otherwise, we will allocate Policy loan repayments among the Sub-Accounts or the Fixed Account, based on your current recorded allocation for any future Premium.

If any Indebtedness is not repaid by the earlier of the date of the Insured's death or the Maturity Date, we will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds by the amount of the Indebtedness.

Any Indebtedness existing at the end of a grace period may not be repaid unless and until this Policy is reinstated.

Cash Value in the Policy Loan Account

There is no Cash Value in the Policy Loan Account unless you take a loan.  When a loan is taken, the Cash Value in the Policy Loan Account on the date of the loan is equal to the amount of the loan.  On each subsequent Valuation Date, the Cash Value in the Policy Loan Account is equal to:

(1)	the Cash Value in the Policy Loan Account on the preceding Valuation date; plus
(2)	any interest credited during the current Valuation Period; plus
(3)	any amount transferred to the Policy Loan Account due to additional policy loans and any due and unpaid loan interest during the current Valuation Period; minus
(4)	loan repayments made during the current Valuation Period; minus
(5)	the amount of credited interest transferred from the Policy Loan Account to the Variable Account during the current Valuation Period.

Policy Indebtedness and Lapse

If the total Indebtedness ever equals or exceeds the Cash Value less the Surrender charge, your Policy will terminate without value, subject to the Grace Period, Guaranteed Policy Continuation section, and Reinstatement Provision.

Effect of Loan

Since the amount you borrow is removed from a Sub-Account or the Fixed Account, a loan will have a permanent effect on any death benefit and Cash Surrender Value of this Policy. The effect may be favorable or unfavorable.  This is true whether you repay the loan or not.  If not repaid, Indebtedness will reduce the amount of any Death Benefit Proceeds or Maturity Proceeds.

The Death Benefit

This Policy provides a death benefit upon the death of the Insured while this Policy is in force and prior to the Maturity Date.

You may elect one of the three death benefit options detailed below.  If you do not elect a death benefit option in the application, your Policy will be issued with Death Benefit Option 1.  You may change the death benefit option as provided in the Changes to the Death Benefit Option section below. The death benefit is determined based on the death benefit option in effect on the date of death of the Insured. The Death Benefit Option currently in effect is stated in the Policy Data Pages.

(1)	Death Benefit Option 1– Under this option, the death benefit is equal to the Specified Amount on the date of the Insured’s death.

(2)	Death Benefit Option 2– Under this option, the death benefit is equal to the Specified Amount plus the Cash Value on the date of the Insured’s death.

(3)	Death Benefit Option 3– Under this option, the death benefit is equal to the Specified Amount plus the accumulated Premium account on the date of the Insured’s death.

The accumulated Premium account calculated under Death Benefit Option 3 above will never be less than zero or more than the Death Benefit Option 3 maximum increase shown in the Policy Data Pages. Subject to the preceding limitations, the accumulated Premium account is equal to:

(1)	all Premium payments applied to this Policy prior to the date of the Insured’s death; minus

(2)	the sum of all partial Surrenders prior to the date of the Insured’s death; plus

(3)	interest accumulated at the Death Benefit Option 3 Interest Rate shown in the Policy Data Pages.

The death benefit will be the greater of the amount produced by the death benefit option in effect on the date of the Insured's death or the minimum required death benefit.  We show the calculation for the Minimum Required Death Benefit for this Policy in the Internal Revenue Code Life Insurance Qualification Test Table section of the Policy Data Pages.

Changes to the Death Benefit Option

You may not change your death benefit option election to Death Benefit Option 3.

If you elect to change the death benefit option, we will adjust the Specified Amount so that the Net Amount at Risk does not change due to the death benefit option change.  Please note, if you change from Death Benefit Option 3 to either Death Benefit Option 1 or 2, you will not be permitted to change your election back to Death Benefit Option 3.

Otherwise, you may freely elect to change the death benefit option subject to the following:

(1)	you may only change the death benefit option once each Policy Year;
(2)	a change to the death benefit option is effective the Policy Monthaversary on or next following the date we approve the request for change, unless you request and we approve a different date;
(3)
the death benefit option change does not reduce the Specified Amount to a level that, based on total Premiums already paid, would result in this Policy no longer qualifying under applicable law as a contract of life insurance;

(4)	the Cash Surrender Value after the death benefit option change is effective is sufficient to keep this Policy in force for at least three months; and
(5)	the death benefit option change does not reduce the Specified Amount below the Minimum Specified Amount shown in the Policy Data Pages.

Specified Amount Increases and Decreases

At any time after the first Policy Anniversary, you may request to increase or decrease the Specified Amount of this Policy.  Your request must be in writing to our Home Office, listed on the face page of this Policy, on a form we provide.

Increases in the Specified Amount are subject to the following:

(1)	you must provide evidence of the insurability of the Insured that is satisfactory to us;

(2)	the increase in the Specified Amount must be at least $50,000;

(3)	the Cash Surrender Value after the increase in the Specified Amount is sufficient to keep this Policy in force for at least 3 months;

(4)
age limits that apply to this Policy on a new issue basis apply to Specified Amount increases. For example, increases to the Specified Amount would not be permitted if the Insured’s age is greater than the maximum issue age under this Policy;

(5)	once we approve an increase, it takes effect on the Policy Monthaversary on or next following the date we approve the increase, unless you request and we approve a different date;

(6)	increases in the Specified Amount may require termination of the Extended Death Benefit Guarantee Rider (if applicable);

(7)	we may limit the right to increase the Specified Amount to one time per Policy Year; and

(8)	we reserve the right to discontinue Specified Amount increases at any time.

Decreases in the Specified Amount are subject to the following:

(1)
insurance is decreased in this order: (a) against insurance provided by the most recent increase to the Specified Amount; (b) against each successive previous increase in Specified Amount; and (c) against the initial Specified Amount in effect on the Policy Date;

(2)	we may limit the right to decrease the Specified Amount to one time per Policy Year;

(3)
once we approve a decrease, it takes effect on the Policy Monthaversary on or next following the date we process your request to decrease the Specified Amount, unless you request and we approve a different date;

(4)
we will refuse any decrease that reduces the Specified Amount below the Minimum Specified Amount stated in the Policy Data Pages or disqualifies this Policy as a contract of life insurance under applicable law;

(5)	decreases in the Specified Amount may result in a corresponding decrease to the Specified Amount of additional riders; and

(6)	we reserve the right to discontinue Specified Amount decreases at any time.

Death Benefit Proceeds

We will not pay the Death Benefit Proceeds until we receive and record Proof of Death for the Insured and any other information we may reasonably require.

The Death Benefit Proceeds that become payable on the death of the Insured prior to the Maturity Date are equal to:

(1)	the death benefit provided by the death benefit option in effect on the date of the Insured’s death; plus

(2)	any in force insurance coverage on the Insured’s life you elected by rider that is a part of this Policy; minus

(3)            Indebtedness; minus

(4)	any due and unpaid monthly charges and deductions accruing if this Policy is in a grace period on the date of the Insured’s death.

We will pay the Death Benefit Proceeds as described in the Beneficiary and Contingent Beneficiary section of this Policy.  The manner in which Death Benefit Proceeds will be paid is described in the Policy Settlement section.

Death Benefit Proceeds are subject to adjustment as described in the Incontestability, Suicide, and Misstatement of Age or Sex sections of the General Policy Provision.

Policy Maturity Proceeds

If the Insured is alive on the Maturity Date and this Policy is in force, the Maturity Proceeds will be paid to you according to the Policy Settlement section below if you specify that you do not wish to extend the Maturity Date as described in the Policy Maturity Date Extension section.

Policy Maturity Date Extension

If the Insured is alive and this Policy is in force on the Maturity Date of this Policy, we will extend the Maturity Date until the death of the Insured unless you specify otherwise. When the Maturity Date is extended, the following will apply:

(1)	no Premium payments will be allowed after the original Maturity Date;

(2)	increases to the Specified Amount will not be permitted after the original Maturity Date;

(3)	death benefit option changes will not be permitted after the original Maturity Date;

(4)
on the original Maturity Date, 100% of the Cash Value in the Sub-Accounts will be transferred to the Fixed Account, which is funded by our General Account, and transfers out of the Fixed Account will not be permitted;

(5)	no further monthly deductions will be taken after the original Maturity Date. The cost of insurance charges will be zero after the original Maturity Date; and

(6)	the Specified Amount for Maturity Date Extension will be equal to the Specified Amount at the Insured's Attained Age 85, less items (a) and (b) where:

a.	is any decrease to the Specified Amount after the Insured's Attained Age 85; and

b.	is an adjustment for partial Surrenders taken after the Insured's Attained Age 85.

The amount of the adjustment varies based on the death benefit option and the Insured's Attained Age, and is defined within the chart below:

	Insured’s Attained Age
	86-90	91 and Older
Death Benefit Option 1	Amount this Policy’s base Specified Amount is reduced due to partial Surrender	Amount proportionate to the ratio of the partial Surrender to the Cash Value prior to the partial Surrender
Death Benefit Option 2 or 3	0	0

Policy Settlement

Policy Settlement may be made in a lump sum or by other available options listed below upon our receipt of complete instructions and any other information we may reasonably require. More than one Settlement option may be chosen. However, Settlement options other than the lump sum option may only be chosen if the total amount to be applied under an option is at least $2,000.00 and each payment is at least $20.00.

While this Policy is in force and prior to the Maturity Date or the death of the Insured, whichever occurs first, you may choose, revoke, or change Settlement options at any time, subject to the limits stated above.  If no Settlement option has been chosen before the death of the Insured, the party entitled to payment may choose a Settlement option or options at the time the Death Benefit Proceeds become payable.  If no other Settlement option has been chosen, payment will be made in a lump sum.

Settlement options must be chosen, revoked, or changed by proper written request.  After an election, revocation, or change is recorded at our Home Office listed on the face page of this Policy, it will become effective as of the date it was requested; provided, however, that we will not be liable to any person for any action or payment we make prior to recording the change.  We may require proof of age of any person to be paid under a Settlement option.  Any change of Beneficiary prior to the effective date of the Settlement Contract will automatically revoke any Settlement option that is in effect.

At the time of Policy Settlement under any Settlement option other than the lump sum option, we will issue a Settlement contract in exchange for the Policy.  The effective date of the Settlement contract will be the date the Insured died, the Maturity Date, or the date the Policy is Surrendered.  Payments will be made at the beginning of the selected 12, 6, 3, or 1 month interval starting with the effective date of the Settlement contract.

Settlement Options

Settlement option payments are not assignable.  To the extent allowed by law, Settlement option payments are not subject to the claims of creditors or to legal process. In addition to a lump sum payment, the following Settlement options are available:

(1)
Life Income with Payments Guaranteed:  Amounts applied to this option will be paid for a term equal to, the greater of the named payee's remaining lifetime, or the selected guarantee period of 10, 15, or 20 years.  The amount payable monthly for each $1,000 applied to this option is shown in the Option 1 Table in the Policy Data Pages.  Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

(2)
Joint and Survivor Lifetime Income:  Amounts applied to this option will be paid and continued during the lifetimes of the named payees, as long as either payee is living. The amount payable monthly for each $1,000 applied to this option for selected age and sex combinations is shown in the Option 2 Table in the Policy Data Pages. Amounts payable for combinations of age and sex not shown in the Option 2 Table will be furnished on request.  Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

(3)
Life Annuity:  Amounts applied to this option will be paid during the lifetime of the named payee.  The amount payable will be based on our current annuity purchase rates on the effective date of the Settlement Contract.  Annuity purchase rates are subject to change.  Upon request, we will quote the amount currently payable under this Settlement option. Since payments are based on your lifetime, which is not a predetermined time period, once payments begin you cannot withdraw any amount.

(4)
Any Other Option:  Settlement options not set forth in this Policy may be available.  You may request any other form of Settlement option, subject to our approval.  The amount and period available under any other option will be determined by us.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215-2220

ACCELERATED DEATH BENEFIT RIDER

Important Notice

The receipt of accelerated death benefits may be taxable. Accelerated Death Benefit Payments may also adversely affect the recipient's eligibility for Medicaid and other government provided benefits.  Assistance and advice should be obtained from a personal tax advisor and social services agencies prior to receipt of any such payments.

The base Policy Specified Amount, Cash Value, Indebtedness, and any Policy charges will be reduced if an accelerated death benefit is paid.

General Information Regarding this Rider

This Accelerated Death Benefit Rider (“Rider”) and the application for it are made part of the Policy on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly.  Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides for an accelerated death benefit paid to the Policy Owner when the Insured has a life expectancy of 12 months or less resulting from a non-correctable terminal illness.  This Rider has no cash value and no loan value.  The Policy will be subject to reductions that reflect the Unadjusted Payment as of the Rider Effective Date.  These reductions will be made to the base Policy Specified Amount, Cash Value, loanable value, Indebtedness, and any Policy charges in effect at the time the request for payment is processed under this Rider.

We will pay the Accelerated Death Benefit Payment only once per Policy to which it is attached.

Right to Examine

To be certain you are satisfied with this Rider, you have a 10-day "free look."  Within 10 days of receipt of the Accelerated Benefit Payment, you may return the payment to our Home Office, listed on the face page of the Policy, or representative who delivered it.  We will then void this Rider as if it had never been in force.  If you exercise the Right to Examine, you may not apply for this Rider again at a later date.

Defined Terms Used in this Rider

The following definitions apply to coverage under this Rider.

Accelerated Death Benefit Payment– This is the actual benefit amount you will receive under this Rider if the Eligibility and Conditions for Payment section is satisfied.

Eligible Specified Amount– The Specified Amount of the base Policy (excluding any riders) in effect when the request for payment under this Rider is processed.

Requested Percentage– The percentage of Eligible Specified Amount you request to be accelerated.  The Requested Percentage is stated on the Rider Data Page.

Rider Effective Date – The Rider Effective Date is the date a claim for an Accelerated Death  Benefit Payment has been approved by us.  The Rider Effective Date is shown on the Rider Data Page.

Unadjusted Payment– The Requested Percentage multiplied by the Eligible Specified Amount.

Premium

There is no required Premium or monthly deductions for this Rider.

Conformity with State Statutes

If a conflict exists between the terms of this Rider and the laws of the state in which you reside on the Rider Effective Date, this Rider is automatically amended to meet the minimum requirements of such laws.

Eligibility and Conditions for Payment

If the Insured dies before the Accelerated Death Benefit Payment is paid, no payment will be made under this Rider.  However, this provision will not apply to any payment made by us before receiving written notice of the Insured's death at our Home Office listed on the face page of the Policy.

In order to receive any benefits under this Rider, all the following conditions must be satisfied:

1.
this Rider is only available for coverages on the life of the primary Insured under the base Policy, persons insured under riders are not eligible. A Policy with more than one living primary Insured is not eligible for this benefit unless agreed to by us;

2.	your application for benefits under this Rider must be received at our Home Office in a written form satisfactory to us;

3.
we must receive evidence satisfactory to us, including, but not limited to certification from a physician licensed in the United States, that the Insured has a non-correctable terminal illness. This non-correctable terminal illness must result in the Insured having a remaining life expectancy of 12 months or less as of the Rider Effective Date. The licensed physician shall not be any Insured, Policy Owner, Beneficiary, or a relative thereof. We reserve the right to obtain additional medical opinions at our expense. We reserve the right to rely solely on our additional medical opinions for claim purposes should these opinions differ from those of the Insured's physician;

4.
this Rider only attaches to the base Policy (excluding riders) of a permanent plan of life insurance. We reserve the right, at our sole discretion, to exclude certain plans of permanent insurance from eligibility for this Rider;

5.	the permanent Policy to which this Rider is attached:

a.	must have been in force for more than two years. In addition, any amount of coverage subject to a Incontestable Period is not eligible for this Rider;

b.	must have at least two years remaining from the Rider Effective Date until the Maturity Date of the Policy; and

c.	must be in force other than as Extended Term Insurance or reduced paid-up insurance.

6.	we reserve the right to require the base Policy Specified Amount be at least $50,000 on the Rider Effective Date;

7.	after accounting for reduction based on the Unadjusted Payment, the Specified Amount of the Policy must be greater than or equal to the minimum Specified Amount stated in the Policy Data Pages;

8.	we must receive a signed acknowledgment of concurrence with the payment from all assignees, irrevocable beneficiaries, or other interested parties as determined by us; and

9.	this benefit is not available if:

a.	the law requires this benefit to meet the claims of creditors, whether in bankruptcy or otherwise; or

b.	a government agency requires this benefit in order to apply for, obtain, or keep a government benefit or entitlement.

Benefit Provided by this Rider

This Rider provides for a lump sum advance payment to the Policy Owner of a portion of the Death Benefit Proceeds of the Policy to which it is attached, subject to the terms and conditions described herein.

Accelerated Death Benefit Payment Limits

We reserve the right to limit the Unadjusted Payment and the Accelerated Death Benefit Payment such that:

1.	the Requested Percentage does not exceed 50%;

2.	the sum of all Accelerated Benefit Payments does not exceed $250,000 for all policies in force with us;

3.	the Accelerated Death Benefit Payment is at least $10,000 for each Policy; and

4.	the Policy is not disqualified as life insurance according to the Internal Revenue Code.

Charges and Adjustments

The Accelerated Death Benefit Payment is equal to the Unadjusted Payment less the following charges and adjustments as of the Rider Effective Date:

1.	actuarial charges will be deducted from the Unadjusted Payment. These actuarial charges include a risk charge and an interest rate discount to reflect:
a. the premature payment of a portion of your Policy's Death Benefit Proceeds; and
b.	Premiums and Policy charges that would have been due during the twelve month period following the Rider Effective Date for the coverage corresponding to this Unadjusted Payment;
2.	any Indebtedness will reduce the Unadjusted Payment by an amount equal to the Requested Percentage times the amount of Indebtedness;
3.	if the Policy is in a grace period, the Unadjusted Payment will be reduced by any due and unpaid Premiums; and
4.	the Unadjusted Payment will be decreased by our Administrative Expense Charge shown on the Rider Data Page.

Effect on Policy Values

The Policy will be subject to reductions that reflect the Unadjusted Payment as of the Rider Effective Date.  These reductions will be made to the Specified Amount, Cash Value, Indebtedness, and any other Policy charges in effect at the time the request for payment is processed under this Rider.

                 Secretary                                                                     President

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215-2220

ACCIDENTAL DEATH BENEFIT RIDER

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Rider Effective Date and will be different from that of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Accidental Death Benefit Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly.  Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides an additional death benefit on the life of the Insured under the Policy to which it is attached in the event of an accidental death.  This Rider has no cash value and no loan value.  This Rider does not modify the Specified Amount, or any cash, or loan values of the Policy.

Defined Terms Used in this Rider

The following definitions apply to coverage under this Rider.

Rider Effective Date– The date coverage under this Rider commences.  The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued.  If added by post-issue election, the Rider Effective Date will be stated in reissued Policy Data Pages.

Rider Specified Amount– The dollar amount of the benefit payable on the death of the Insured.  The Rider Specified Amount is stated in the Policy Data Pages unless this Rider is elected after the Policy is issued.  If added by post-issue election, the Rider Specified Amount is stated in reissued Policy Data Pages.

Incontestability

After this Rider has been in force during the lifetime of the Insured for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason except for nonpayment of Premiums sufficient to cover the cost of insurance for this Rider.

Misstatement of Age or Sex

If the age of the Insured has been misstated, the affected benefits will be adjusted. The amount of the adjusted death benefit will be (1), multiplied by (2), where:

1.	is the Rider Specified Amount; and

2.	is the ratio of the monthly cost of insurance applied in the policy month of death and the monthly cost of insurance that should have been applied at the true age in the policy month of death.

There will be no adjustment of benefits due to a misstatement of sex.

Rider Cost

The monthly cost for this Rider is equal to the product of (1) times (2) times (3) times (4), where:

1.	is the amount of the Accidental Death Benefit shown on the Policy Data Page;

2.	is 0.001;

3.	is the rate class multiple for this Rider stated in the Policy Data Pages; and

4.	is the applicable rate per $1,000 based on the Insured's Attained Age which is shown in the attached table.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with, and according to the terms of, the Policy to which it is attached, so long as the Rider has not terminated, see Termination section.

We will not pay any benefit under this Rider on a death occurring between the date a lapse occurs and the date of reinstatement.

Risks Not Assumed

We will not pay any benefit under this Rider if the Insured's death in any way results from:

1.	suicide;
2.	bodily or mental disease or infirmity of any kind or medical or surgical treatment of any of these;
3.	infection not caused by an external visible wound which was a result of external, violent and accidental means;
4.	the voluntary taking or injection of any drug unless prescribed for the Insured by a licensed physician as a medication;
5.	the voluntary taking of any kind of poison or inhaling of any kind of gas or fumes, except as a result of an occupational accident;
6.	travel or flight in any aircraft or spacecraft, or descent from such aircraft or spacecraft while in flight, if the Insured:
a)	is a pilot, officer or crew member of the craft;
b)	is giving or receiving aviation training or instruction;
c)	has any duties on or relating to such craft; or
d)	was being flown for the purpose of descent from such craft while in flight;
7.	the Insured's commission of or attempt to commit an assault or felony;
8.	voluntary participation in a riot or insurrection;
9.	war or an act of war, or any type of military conflict, declared or undeclared; or
10.	military service for any country at war, declared or undeclared.

Examination and Autopsy

We have the right to examine the body and to conduct an autopsy at our expense, unless prohibited by law.

Benefits Provided by this Rider

If the Insured's death is accidental, and is not a result of one of the excluded items in the Risks Not Assumed section, we will pay the Rider Specified Amount subject to the Misstatement of Age or Sex section.  This amount will become payable when we receive Proof of Death for the Insured that shows the death was the direct and independent result of bodily injury caused by external, violent and accidental means while this Rider is in force.  Death must occur within 90 days after sustaining the injury.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

1.	The date the Policy to which this Rider is attached terminates; or

2.	the Policy Anniversary on which the Insured reaches Attained Age 70.

                                      Secretary                                                      President

ACCIDENTAL DEATH BENEFIT RIDER
MONTHLY RATES PER $1,000 OF ACCIDENTAL DEATH BENEFIT

ATTAINED AGE	RATES PER $1,000 (Male & Female)	ATTAINED AGE	RATES PER $1,000 (Male & Female)
5	$0.05	35	$0.06
6	0.05	36	0.06
7	0.05	37	0.06
8	0.05	38	0.06
9	0.05	39	0.06
10	0.05	40	0.06
11	0.05	41	0.06
12	0.05	42	0.06
13	0.06	43	0.07
14	0.06	44	0.07
15	0.07	45	0.07
16	0.10	46	0.07
17	0.11	47	0.07
18	0.12	48	0.07
19	0.12	49	0.07
20	0.12	50	0.07
21	0.11	51	0.07
22	0.10	52	0.07
23	0.10	53	0.08
24	0.09	54	0.08
25	0.08	55	0.08
26	0.07	56	0.08
27	0.07	57	0.09
28	0.07	58	0.09
29	0.06	59	0.09
30	0.06	60	0.10
31	0.06	61	0.10
32	0.06	62	0.11
33	0.06	63	0.11
34	0.06	64	0.12
		65	0.12
		*66	0.13
		*67	0.14
		*68	0.15
		*69	0.15
The rates shown are for a standard premium class.  If this Rider is issued in a substandard premium class, the rates will be a multiple of the standard rate.

*Renewal Only

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
Columbus, Ohio 43215-2220
ADDITIONAL TERM INSURANCE RIDER
(Adjustable Term Insurance - Renewable until Policy Maturity Date)

PLEASE READ THIS RIDER CAREFULLY

Term insurance is involved. The Suicide and Inconstestibility periods of this Rider begin on the Rider Effective Date and will be different from those of the Policy  if elected after the Policy Date.

General Information Regarding this Rider

The Additional Term Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date. The Beneficiary for this Rider is the same as the Beneficiary for the Policy.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides term life insurance on the Insured, in addition to the base Policy Death Benefit Proceeds upon the Insured’s Death. This Rider has no cash value and no loan value. This Rider does not modify the Specified Amount, or any cash or loan values of the policy.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Rider Effective Date – The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in newly issued Policy Data Pages.

Rider Monthaversary– The same day as the Rider Effective Date in each succeeding month.

Total Specified Amount - The sum of the base policy Specified Amount and the Rider Specified Amount. The Total Specified Amount is shown on the Policy Data Pages.

Rider Specified Amount– The portion of the Total Specified Amount attributable to this Rider. It is shown on the Policy Data Pages.

Suicide

If the Insured commits suicide, while sane or insane, within two years of the Rider Effective Date, or a reinstatement date, the Rider death benefit proceeds will not be paid. Instead, this Rider will be cancelled and the cost of insurance charges deducted will be returned.

Incontestability

After this Rider has been in force during the lifetime of the Insured for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason except nonpayment of premiums sufficient to cover the cost of insurance for this Rider.

Misstatement of Age or Sex

If the age or sex (if applicable) of the Insured has been misstated, the Rider death benefit will be adjusted.  The adjusted Rider death benefit will be that which the Rider cost of insurance charge would have purchased, based on the Insured's correct age and sex (if applicable).  This Rider cost of insurance charge will be determined as of the last Rider Monthaversary prior to the death of the Insured.

Rider Cost

The cost of insurance for this Rider is determined on a monthly basis and added to the Policy's monthly deduction as long as this Rider remains in force.  The guaranteed maximum charges are listed in the Policy Data Pages. The actual charges established by Nationwide may be less than the guaranteed maximum amounts.

The monthly cost of insurance charge is determined by multiplying the monthly cost of insurance rate by the Rider death benefit, described in the Rider Death Benefit section of this Rider.

Monthly cost of insurance rates for this Rider will be determined by us from time to time, based on our expectations as to future experience for factors such as mortality, persistency, expenses and taxes.

Any change in cost of insurance rates will be on a uniform basis for Insured’s of the same sex (if applicable), Attained Age, Total Specified Amount, rate class and rate type whose riders have been in force for the same length of time.

Reinstatement

If the Policy to which this Rider is attached is reinstated, we will also reinstate this Rider if we receive proof, satisfactory to us, that the Insured is still insurable at the same rates.

Grace Period

The Rider will be covered under the Guaranteed Policy Continuation section of the Policy for the first 5 policy years.  This means that the Rider may lapse while the Policy and other Riders continue to stay in force due to the Guaranteed Policy Continuation section of the Policy.  The conditions under which this will occur are:

1.	the Policy is beyond the fifth Policy Year;

2.
    the Guaranteed Policy Continuation section of the Policy is in effect and the quantity, Premiums paid minus Surrenders minus Indebtedness, is greater than the Monthly Initial Death Benefit Guarantee Premium, stated in the Policy Data Pages, accumulated from the Policy Date;

3.	Cash Surrender Value is negative; and

4.	the Policy has an active Additional Term Insurance Rider.

At this point, we will send an Additional Term Insurance Rider lapse letter and a 61 day grace period will begin.  You will have to pay enough Premium to make the Cash Surrender Value to be positive to prevent this Rider from terminating.

Benefits Provided by this Rider

This Rider provides term life insurance on the Insured.  The Insured is the person insured under the Policy to which this Rider is attached.  Coverage is annually renewable to the Maturity Date of the Policy.  The amount of coverage provided under this Rider varies from month to month as described below.  We will pay the Rider death benefit when we receive Proof of Death for the Insured, including that death occurred while this Rider was in force.

Rider Death Benefit

The death benefit option chosen for the base Policy will also be the death benefit option for purposes of this Rider and calculation of the Total Specified Amount. The current death benefit option is shown on the Policy Data Pages.

While this Rider is in effect, the death benefit option descriptions in the base Policy are modified by replacing the term “Specified Amount” with the term “Total Specified Amount.”

The Rider's death benefit will be determined on each Policy Monthaversary in accordance with one of the following options, whichever is in effect on the date of the Insured's death.  The current option in effect is stated in the Policy Data Pages.

Under Death BenefitOption 1, the Rider death benefit will be equal to (a) minus (b), where:

a)	is the maximum of (1) and (2), where:

1)	is the Total Specified Amount on the date of death;

2)	is the Minimum Required Death Benefit on the date of death; and

b)	is the death benefit provided by the base policy to which this Rider is attached.

Under Death Benefit Option 2, the Rider death benefit will be equal to (a) minus (b), where:

a)	is the maximum of (1) and (2), where:

1)	is the Total Specified Amount plus the Cash Value on the date of death;

2)	is the Minimum Required Death Benefit on the date of death; and

b)	is the death benefit provided by the base policy to which this Rider is attached.

Under Death Benefit Option 3, the Rider death benefit will be equal to (a) minus (b), where:

a)	is the maximum of (1) and (2), where:

1)	is the Total Specified Amount plus the Accumulated Premium Account on the date of death;

2)	is the Minimum Required Death Benefit on the date of death; and

b)	is the death benefit provided by the base policy to which this Rider is attached.

Increases and Decreases

At the time of issue or at any time after issue, you may request either an increase or decrease to the Total Specified Amount.

Any approved increase or decrease will result in a new Total Specified Amount.  Your request must be in writing to our Home Office.  Increases in the Total Specified Amount will require evidence of insurability satisfactory to us.  Any such change will be effective on the Rider Monthaversary on or next following our approval of your request.  We reserve the right to limit the number of changes to one each Policy Year.  We reserve the right to disallow unscheduled increases or decreases in the first Policy Year after the issue of the Rider.

The Total Specified Amount may be decreased at any time, subject to the following conditions:

1.	the Total Specified Amount may not be decreased below the Minimum Specified Amount;

2.	decreases that would disqualify the Policy as life insurance under Section 7702 of the Internal Revenue Code will not be permitted;

3.	decreases that would cause the Policy to become a Modified Endowment Contract require written acknowledgment from the Owner;

4.
    decreases on Guideline Premium/Cash Value Corridor Test policies that would result in both a negative Guideline Single Premium (GSP) and a Guideline Level Premium (GLP), that is negative to the extent that the annual sum of GLPs would be negative at some time before maturity, will not be allowed.

Termination

You may terminate this Rider by written request to us. Such termination will be effective the Rider Monthaversary on or next following the receipt of your request. In order to terminate this Rider, we have the right to require the policy for endorsement.  This Rider also terminates on the earliest of the following dates:

1.	the date the policy is Surrendered or terminated;

2.	subject to the Reinstatement section, the date this Policy and this Rider lapse due to insufficient cash value to pay for monthly deductions;

3.	the death of the Insured; and

4.	the Maturity Date of the Policy.

                                      Secretary                                                      President

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
Columbus, Ohio 43215-2220

ADJUSTED SALES LOAD LIFE INSURANCE RIDER

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

This Adjusted Sales Load Rider (“Rider”) is made part of the Policy to which it is attached and must be elected at the time the Policy is issued. The effective date of the Rider will be the Policy Date.  To the extent any provisions contained in this Rider are contrary or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms will have the meaning given to them in the Policy.

This Rider provides for replacement of all or part of the Premium load due under the Policy with a monthly Rider charge.

This Rider has no cash value and no loan value.  This Rider does not modify the Specified Amount of the Policy.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Accumulated Gross Premium - The total gross Premium, including the Initial Premium, which is paid at any time during the Rider Adjustment Period.

Rider Adjustment Percentage- The percentage by which the percent of Premium loading charge will be reduced on a current basis, as stated in the Policy Data Page.

Rider Adjustment Period- The number of years from the Policy Date during which the percent of Premium loading charge will be adjusted, as stated in the Policy Data Page.

Rider Charge Period- The number of years from the Policy Date over which the cost for this Rider will be taken.  The Maximum Rider Charge Period is stated in the Policy Data Pages.

Rider Cost

The monthly cost for this Rider is equal to the product of 1) times 2), where:

1.	is the Accumulated Gross Premium.

2.	is the charge for this Rider , shown in the Policy Data Pages; and

The monthly cost for this Rider will be included in the monthly deduction from the Policy during the Rider Charge Period.

Benefit

This Rider replaces all or a portion of the Policy’s percent of Premium loading charge with a monthly Rider charge. The Policy’s Cash Value will be credited with an amount equal to the product of 1) times 2), where:

1.	is the Rider Adjustment Percentage; and

2.	is the Accumulated Gross Premium.

The credit to the Policy's Cash Value will be made at the same time Net Premium is credited to the Policy's Cash Value during the Rider Adjustment Period.

Forfeiture of Benefit

If the Policy terminates within the first ten Policy Years, all or a portion of the amount credited to the Policy as a result of the Rider Adjustment Percentage will be subject to forfeiture.

Termination

This Rider will terminate on the date the Policy terminates.

                                      Secretary                                                      President

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215-2220

CHANGE OF INSURED RIDER

PLEASE READ THIS RIDER CAREFULLY

The Suicide and Incontestability periods of this Rider begin on the Rider Effective Date and will be different from those of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Change of Insured Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms will have the meaning given to them in the Policy.

This Rider allows the Policy Owner to designate a new Insured, subject to insurability and other conditions. Invocation of this Rider requires the existence of a business relationship between the Policy Owner and both the named Insured under the Policy at the time of change and the new Insured to be named. Exercise of this right may have tax consequences. Please consult your tax advisor. This Rider does not modify the Policy’s Specified Amount, or any cash or loan values of the Policy subject to the Impact on the Policy section.

Defined Terms Used in this Rider

Change Date – The Change Date is the first Monthly Anniversary Day on or next following the date the change conditions are met.

Rider Effective Date– The date coverage under this Rider commences.  The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in newly reissued Policy Data Pages.

Suicide

If the new Insured commits suicide, while sane or insane, within two years of the Change Date, or a reinstatement date, we will not pay any death benefit under the Policy.  Instead, we will pay an amount equal to the Policy’s Cash Value as of the Change Date, plus the sum of Premiums paid since the Change Date, less any Indebtedness, and less any partial Surrenders.

Incontestability

We will not contest this Policy after it has been in force during the new Insured's lifetime for two years from the Change Date or a reinstatement date.

Rider Cost

There is no charge for this Rider.

Benefits Provided by this Rider

The named Insured on the Policy may be changed to a new Insured, subject to all of the following conditions:

1.	you must make written application for the change.

2.	at the time of the change, the new Insured must have the same business relationship to you as did the previous Insured under the Policy;

3.	the change must occur within one year following the termination of the business relationship which existed between you and the named Insured on the Policy Date;

4.	the new Insured must submit evidence of insurability satisfactory to us;

5.	this Policy must be in force when the request is made and on the Change Date; and

6.	a change of Insured will not be permitted while the Policy is in a grace period.

Impact on the Policy

Coverage on the new Insured will become effective on the Change Date. Coverage of the previous named Insured will terminate on the day before the Change Date.

The Policy Date will not be changed unless the new Insured was born after the Policy Date.  In that case, the

Policy Date will be the Policy Anniversary on or next following the birth date of the Insured.

The Policy charges for the new Insured will reflect the new Insured's Attained Age, rate type, and rate classification.

The Specified Amount of the Policy will be as stated by you in the application for the change subject to the following conditions:

1.	The Specified Amount must be such that the Policy continues to qualify as life insurance under Section 7702 of the Internal Revenue Code; and

2.	the Specified Amount must equal or exceed the Minimum Specified Amount stated in the Policy Data Pages.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the date the Policy terminates.

                                      Secretary                                                      President

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215-2220

CHILDREN'S TERM INSURANCE RIDER

PLEASE READ THIS RIDER CAREFULLY

Term insurance is involved.  The Suicide and Incontestability periods of this Rider begin on the Rider Effective Date and will be different from those of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Children's Term Insurance Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides term life insurance on each Insured Child. This Rider has no cash value except as provided in the Paid-Up Term Insurance Benefit section and has no loan value.  This Rider does not modify the Specified Amount, or any cash or loan value of the Policy.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Insured Child– An Insured Child is a natural child, stepchild, or legally adopted child of the Insured who:

1.	is at least 15 days old; and

2.	was less than 22 years of age on the most recent Policy Anniversary, and:

a.	is named in the application for this Rider and is less than 18 years of age on the date the application is signed; or

b.	after the date of application for this Rider, is born to the Insured, or is legally adopted or acquired as a stepchild by the Insured prior to the Insured Child's 18th birthday.

Rider Beneficiary – The person entitled to receive the Rider Specified Amount upon the death of each Insured Child.  Unless otherwise designated by you, the Rider Beneficiary will be the Insured under the base Policy, if living; otherwise the deceased Insured Child's estate.

Rider Effective Date– The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued.  If added by post-issue election, the Rider Effective Date will be stated in reissued Policy Data Pages.

Rider Specified Amount– The dollar amount of the benefit payable to the Rider Beneficiary on the death of an Insured Child. The Rider Specified Amount is equal to $1,000 for each unit of this Rider purchased.  The number of units is stated in the Policy Data Pages.

Suicide

If the Insured commits suicide, while sane or insane, within two years of the Rider Effective Date or a reinstatement date, the term life insurance this Rider provides may be converted as stated in the Right of Conversion section.

If an Insured Child commits suicide, while sane or insane, within two years of the Rider Effective Date or a reinstatement date, no benefit will be paid under this Rider.

Incontestability

After this Rider has been in force during the lifetime of the Insured for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason.

Misstatement of Age or Sex

No adjustment will be made for misstatement of an Insured Child’s age or sex, except in the case of a misstatement that results in the Insured Child not being covered on the date of death. If this occurs and the Insured has no eligible children, we will not pay the Rider Specified Amount. Instead, we will pay a death benefit equal to the cost of insurance paid for this Rider since the Policy Anniversary on or next following the Insured Child’s 22nd birthday.

Rider Cost

The monthly cost for this Rider is equal to the product of (1) times (2), where:

1.	is the number of units for this Rider stated in the Policy Data Pages;

2.	is the rate per unit for this Rider stated in the attached page.

The Rider cost will not change as the number of children insured under this Rider changes.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

If the Policy to which this Rider is attached is reinstated, then this Rider may be reinstated at the same time. Evidence of insurability, satisfactory to us, will be required for each Insured Child to be covered.  If we are not satisfied with the evidence of insurability furnished as to any child, we may, upon reinstating this Rider, exclude such child from coverage by endorsement.  No benefits will be payable as a result of the death of any child if such death occurred after the end of the grace period and before the date of reinstatement.

Benefits Provided by this Rider

This Rider provides level term life insurance on each Insured Child.  If an Insured Child dies while coverage under this Rider is in effect, the Rider Beneficiary will receive the Rider Specified Amount, subject to the Misstatement of Age or Sex section.

The Rider Specified Amount becomes payable when we receive the following at our Home Office listed on the face page of the Policy:

1.	Proof of Death for an Insured Child; and

2.	unless previously provided with an application, proof of relationship to the Insured (certified records of birth, adoption, and/or marriage, as applicable).

Coverage for an Insured Child ends on the earliest of:

1.	the Policy Anniversary on or next following the Insured Child's 22nd birthday;
2.	the date an Insured Child converts his or her coverage under the Right of Conversion section of this Rider; or
3.	the date this Rider terminates under the terms of the Termination section.

If an Insured Child dies during a grace period, we will pay the Rider Specified Amount reduced by the amount of the unpaid monthly deductions for this Rider through the Policy month in which the Insured Child died.  No benefit will be paid under this Rider if an Insured Child dies after coverage ends.

Paid-Up Term Insurance Benefit

On our receipt of Proof of Death for the Insured while this Rider is in force, the term life insurance of each Insured Child becomes paid-up term insurance and has a cash value.

The amount of coverage for each Insured Child will be equal to the Rider Specified Amount.  This paid-up term insurance will remain in effect until the earliest of:

1.	the Policy Anniversary on which the Insured Child reaches Attained Age 22;

2.	the Policy Anniversary on which the Insured would have reached Attained Age 65; or

3.	the date on which the Policy to which this Rider is attached was scheduled to mature.

The cash value of the paid-up term insurance at any time will be what it would cost, as a net single premium, to buy the remaining insurance at the Attained Age of each Insured Child respectively. The cash value is based on the Commissioner's 2001 Standard Ordinary Mortality Table, an interest rate of 4% per year, and the assumption that death benefits will be paid immediately.  The cash value within 31 days after a Policy Anniversary shall not be less than the value as of that Policy Anniversary. Cash value information for this Rider will be furnished on request.

Right of Conversion

The term life insurance on an Insured Child may be converted to a level Premium, level benefit, permanent plan of whole life insurance that we are selling at the time of conversion.  Evidence of an Insured Child's insurability is not required for conversion.  The plan of insurance converted to for each Insured Child must be in an amount that is at least the minimum required by the new policy but which does not exceed the lesser of 5 times the Rider Specified Amount at the time of the conversion or $50,000.

Conversion may be requested for:

1.	the date this Rider will terminate according to the Termination section; or

2.	one of the following dates while this Rider is in force,

a.	the date the Insured Child marries; or

b.	the Policy Anniversary on or next following the Insured Child's 18th or 22nd birthday.

Any new policy issued under the right of conversion is subject to the following conditions:

1.	the application for conversion must be received within 31 days of a date on which conversion is permitted;

2.	the first Premium for the new policy must be received with the application for conversion;

3.	the Premium for the new policy will be based on the rates in effect on the date of conversion;

4.
the same class of risk as this Rider, unless you request underwriting, and the Attained Age of the Insured Child whose coverage is converted will be used in determining the Premium for the new policy; and

5.	no supplemental benefits or additional coverage may be added without evidence of the Insured Child's insurability and our consent.

The effective date of the new policy will be the date of conversion.  The incontestability and suicide periods of the new policy will start on the Rider Effective Date of this Rider.  We will always make available a plan of insurance to which an Insured Child may convert.

Extended Coverage

We will pay a death benefit equal to the amount which would have been payable had the term insurance been in force,  if   any Insured Child dies within 31 days after his or her coverage under this Rider terminates and before any new policy provided by the Right of Conversion section becomes effective.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

1.	The date the Policy to which this Rider is attached terminates; or

2.	the Policy Anniversary on which the Insured reaches Attained Age 65.

Important Notice Regarding Termination of this Rider

This rider will not terminate automatically when the Insured’s youngest child becomes too old to be covered.  We generally have no way of knowing how many eligible children have been born to, or adopted or acquired by, the Insured since application for this Rider was made, therefore, this Rider's coverage and cost will continue until it has been terminated.  If the Insured no longer has (or expects to have) eligible children, it is his/her responsibility to decide if and when to initiate termination of this rider.

                                      Secretary                                                       President

CHILDREN'S INSURANCE RIDER

Monthly Rate Per Unit: $0.43.

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215-2220

EXTENDED DEATH BENEFIT GUARANTEE RIDER

PLEASE READ THIS RIDER CAREFULLY

General Information Regarding this Rider

This Extended Death Benefit Guarantee Rider (“Rider”) is made part of the Policy to which it is attached and must be elected at the time the Policy is issued. The effective date of the Rider will be the Policy Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides for a guarantee of a requested percentage of the base Specified Amount for a specified duration, subject to specified conditions.  This Rider has no cash value and no loan value.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Extended Death Benefit Guarantee Percentage – A percentage of the base Policy Specified Amount, excluding the Additional Term Insurance Rider and any coverage provided by other riders, you irrevocably elect to be guaranteed, subject to a minimum required percentage determined at the time of application.  The minimum and elected percentages are stated in the Policy Data Pages.

Extended Death Benefit Guarantee Duration– A period of time you elect for which the Extended Death Benefit Guarantee Percentage will be guaranteed.  It is stated in the Policy Data Pages.

Extended Death Benefit Guarantee Coverage Amount – The amount of the base Specified Amount multiplied by the elected Extended Death Benefit Guarantee Percentage.

Extended Death Benefit Guarantee Accumulated Premium (EDBGAP) – A specified cumulative monthly Premium amount payable over the Extended Death Benefit Guarantee Duration that will guarantee the Extended Death Benefit Guarantee Coverage Amount.  It is shown on the Policy Data Page.

Extended Death Benefit Guarantee Advanced Payment Accumulated Premium (EDBGAPAP) – A specified cumulative total Premium amount that if paid within the first 10 Policy years, will guarantee the Extended Death Benefit Guarantee Coverage Amount. It is stated in the Policy Data Page.

Net Accumulated Premium – Cumulative Premiums less any partial Surrenders, any return of Premium due to Internal Revenue Code Section 7702 guidelines, and total Policy Indebtedness.

Permitted Allocations – A limited subset of the Policy investment options to which your Cash Value, future Premium payments, and any loan repayments must be allocated while this Rider is in force.  The Permitted Allocations available on the Policy Date are identified in the Policy Data Pages.

Reinstatement

If the Policy lapses, this Rider cannot be reinstated.

Rider Cost

This Rider has an associated cost that will be deducted each Policy Monthaversary during the Extended Death Benefit Guarantee Duration. The cost is a per $1,000 of base Policy Specified Amount guaranteed by this Rider charge that varies by issue age, sex, underwriting class, any substandard rating and the Extended Death Benefit Guarantee Percentage.  It is stated in the Policy Data Pages.

The charge for this Rider terminates when the Rider terminates.
Benefits Provided by this Rider

This Rider provides you with a death benefit guarantee in addition to and effective beyond the death benefit guarantee under the base Policy.  You may elect to guarantee all or a portion of the Specified Amount for a specific duration, including lifetime coverage.  While this Rider is in force, if either of the extended death benefit guarantee cumulative premium tests have been satisfied, your elected coverage amount will not lapse.

Extended Death Benefit Guarantee Rider Requirements and Conditions

Rider Elections

The Rider must be elected at the time the Policy to which it is attached is issued. At this time, you must elect an Extended Death Benefit Guarantee Percentage and an Extended Death Benefit Guarantee Duration, subject to the following limitations:

1.	The following irrevocable elections must be made at the time of application:

a.
the Extended Death Benefit Guarantee Percentage elected must be within the range of a minimum percentage of the base Policy Specified Amount determined at the time of application and stated in the Policy Data Pages, and a maximum of 100% of the base Policy Specified Amount, expressed as a whole percentage; and

b.
the Extended Death Benefit Guarantee Duration will be measured from the Policy Date and must be no less than 20 years and no more than the duration corresponding to 120 years less the Insured’s Issue Age expressed in whole years;

2.	all Cash Value, future Net Premium, and loan repayments must be allocated to the Permitted Allocations; and

3.
transfers are allowed, but are limited to the Permitted Allocations and are subject to any transfer restrictions defined in the Policy.  Transferring any Cash Value out of the Permitted Allocations or allocating any Premium or loan repayments outside of the Permitted Allocations while this Rider is in effect will result in termination of the Rider.

Premium Requirements

Your Rider elections will determine an Extended Death Benefit Guarantee Accumulated Premium (EDBGAP) and an Extended Death Benefit Guarantee Advanced Payment Accumulated Premium (EDBGAPAP), each subject to an extended death benefit guarantee cumulative premium test. If the Policy satisfies either test your Extended Death Benefit Guarantee Coverage Amount will not lapse.  Premiums may be paid at any time, subject to the Internal Revenue Code Section 7702 guidelines.

Extended Death Benefit Guarantee Premium Test (EDBGP Test)

The EDBGP Test will be performed on each  Policy Monthaversary during the Extended Death Benefit Guarantee Duration that your Policy would otherwise be subject to the Grace Period section of the base Policy in the absence of this Rider. The Policy will satsify the test so long as your Net Accumulated Premium is greater than or equal to the EDBGAP on the date of the test.

If during the Extended Death Benefit Guarantee Duration your Net Accumulated Premium is less than the EDBGAP, the benefits provided by this Rider will not be in effect until your Net Accumulated Premium is at least equal to the EDBGAP, subject to the Extended Death Benefit Guarantee Advanced Payment Accumulated Premium Test below.

Extended Death Benefit Guarantee Advanced Payment  Accumulated Premium Test (EDBGAPAP Test)

The EDBGAPAP Test will be performed on the first Policy Monthaversary following the last day of the 10th Policy Year. The Policy will satisfy the test so long as your Net Accumulated Premium is greater than or equal to the EDBGAPAP on the date of the test.

After the 10th Policy Year, if the inititial EDBGAPAP Test was satisfied, it will continue to be performed:

1.
on each Policy Monthaversary during the Extended Death Benefit Guarantee Duration that your Policy would otherwise be subject to the Grace Period section of the base Policy in the absence of this Rider;

2.	on any date of a partial Surrender or return of Premium due to Internal Revenue Code Section 7702 guidelines; and

3.	on any date a Policy loan is taken.

The benefits provided by the EDBGAPAP will be irrevocably lost if any of the following occur:

1.	the EDBGAPAP Test is not satisfied on the first Policy Monthaversary following the last day of the 10th Policy Year;

2.	on any date after the end of the 10th year that the EDBGAPAP Test is performed and the Net Accumulated Premium is less than the EDBGAPAP amount; or

3.
we approve any written request for an increase to the base Policy Specified Amount or any Rider Specified Amount, change of death benefit option, or the addition of any rider after the first Policy Anniversary.

In the event the benefits provided by the EDBGAPAP are irrevocably lost, the Policy can still receive Rider benefits by satisfying the EDBGAP Test.

Effect of Partial Surrenders and Policy Loans

Partial Surrenders and Policy loans are permitted; however, they will impact the Rider as follows:

Partial Surrenders

Partial Surrenders that result in a decrease to the base Policy Specified Amount will cause a proportionate reduction in the Extended Death Benefit Guarantee Amount.  Partial Surrenders also reduce the Net Accumulated Premium.  If a partial Surrender reduces the Net Accumulated Premium below the EDBGAP, no benefit will be provided under this test until the Net Accumulated Premium is at least equal to the EDBGAP.  A benefit may still be provided under the EDBGAPAP test, if the EDBGAPAP test is still passed both before and after the partial Surrender.  If the EDBGAPAP is not passed after the partial Surrender, benefits under this test will no longer be available.

Policy Loans

Policy loans will result in a reduction to the Net Accumulated Premium. If a policy loan reduces the Net Accumulated Premium below the EDBGAP, no benefit will be provided under this test tuntil your Net Accumulated Premium is at least equal to the EDBGAP.
A benefit may still be provided under the EDBGAPAP test, if the EDBGAPAP test is passed both before and after a loan is taken.  If the EDBGAPAP is not passed after a loan is taken, benefits under this test will no longer be available.

Note:  Partial Surrenders and/or policy loans taken may result in failure of the EDBGAPAP after the 10th Policy Anniversary.  If this occurs, the EDBGAPAP will be irrevocably lost.

Grace Period

While this Rider is in effect, we will determine for each Policy Monthaversary that your Policy would otherwise be subject to the Grace Period section of the base Policy in the absence of this Rider whether either extended death benefit guarantee cumulative premium test has been satisfied.  If neither has been satisfied, we will notify you and the Policy Continuation, Grace Period, and Reinstatement Provsion of the base Policy will apply.  To continue receiving Rider benefits, sufficient Premium must be paid such that your Net Accumulated Premium equals or exceeds the EDBGAP, or, if applicable, the EDBGAPAP.  The Rider and the Policy to which it is attached will terminate unless sufficient Premium is paid within the 61-day grace period.

If the Policy laspses, this Rider cannot be reinstated.

Impact on the Policy and Other Riders

Policy

Prior to your receiving benefits under this Rider, the EDBGAP will be recalculated if you make any of the following changes to the Policy:

•	any and all rider additions, Specified Amount increases or decreases, or other changes;
•	changing the death benefit option; or
•	changing underwriting classification.

Net Accumulated Premium must equal or exceed the new EDBGAP in order to receive Rider benefits.  Changes to the Policy may be prohibited in the future.

Any of the changes listed above that would result in a recalculated EDBGAP are subject to our approval.  We may require termination of this rider prior to making the requested change.

Increases and Decreases to the Base Policy Specified Amount

At any time after issue, you may request either an increase or decrease to the base Policy Specified Amount, subject to the following:

Increases– Prior to the Extended Death Benefit Guarantee Duration end, we reserve the right to condition increases to the base Policy Specified Amount on termination of this Rider.

If an increase in the base Policy Specified Amount is permitted without termination of this Rider, it will result in a new EDBGAP.  The EDBGAPAP will be terminated.  The benefits provided by this Rider will not be in effect until your Net Accumulated Premium equals or exceeds the new EDBGAP.

Decreases – Decreases in the base Specified Amount will result in a proportionate reduction of the Extended Death Benefit Guarantee Coverage Amount, equal to the new base Specified Amount multiplied by the Extended Death Benefit Guarantee Percentage.

After you begin to receive benefits under this Rider and prior to the end of the Extended Death Benefit Guarantee Duration, no changes to the Policy will be permitted.

Other Riders

Upon commencing benefits under this Rider, any of the following optional riders also attached to the Policy will be terminated:

•	Additional Insured Rider
•	Spouse Rider
•	Change of Insured Rider
•	Children’s Term Insurance Rider
•	Premium Waiver Rider
•	Accidental Death Benefit Rider
•	Additional Term Insurance Rider

Terminated riders may not be reelected at any time after you begin receiving benefits under this Rider and prior to the end of the Extended Death Benefit Guarantee Duration, if available.  Availability of other riders is subject to state approval.

In addition, the following riders, if also attached to the Policy, will be impacted and/or will impact this Rider as follows:

Accelerated Death Benefit Rider– If the Accelerated Death Benefit Rider is attached to a Policy with this Rider, the first to be invoked or commence providing a benefit, will result in termination or unavailability of the other.  However, if this Rider commences providing a benefit first, the Accelerated Death Benefit Rider will again be available after the Extended Death Benefit Guarantee Duration has ended.

Additional Term Insurance Rider– If the Additional Term Insurance Rider is attached to a Policy with this Rider, upon commencement of benefits under this Rider, the Additional Term Insurance Rider will terminate.

Change of Insured Rider – If the Change of Insured Rider is attached to a Policy with this Rider, the first to be invoked or commence providing a benefit, will result in termination of the other.

Long Term Care Rider– Upon qualifying for benefits under the Long Term Care Rider, the Premium requirements for this Rider will not be waived or reduced and charges for this Rider will continue to be deducted from the Policy’s Cash Value.  Benefits provided by the Long-term Care Rider will not reduce Net Accumulated Premiums.

Upon commencement of benefits under this Rider, the Long Term Care Rider Specified Amount will be reduced to an amount equal to the base Policy Specified Amount after termination of the Additional Term Insurance Rider, if applicable.

Overloan Protection Rider– During the Extended Death Benefit Guarantee Duration, and prior to any benefits being paid under this Rider, an election to invoke the Overloan Protection Rider will result in termination of this Rider.

While you are receiving benefits under this Rider, the Overloan Protection Rider cannot be invoked without first terminating this Rider.

Premium Waiver Rider – Benefits provided by the Premium Waiver Rider in the form of Premium payments will be counted towards the EDBGAP and EDBGAPAP Tests subject to the following:

•	upon qualifying for benefits under the Premium Waiver Rider, the Premium requirements of this Rider will not be waived or reduced;
•	benefits provided by the Premium Waiver Rider in the form of Premium payments may not be sufficient, on its own, to meet the Premium requirements associated with this Rider; and
•
if the benefits provided by the Premium Waiver Rider in the form of Premium payments are not sufficient to satisfy the EDBGAP or EDBGAPAP Test, you may have to contribute additional Premium sufficient to meet the EDBGAP or EDBGAPAP Tests.

Waiver of Monthly Deductions Rider– Upon qualifying for benefits under the Waiver of Monthly Deductions Rider, the Premium requirements for this Rider will not be waived or reduced. The benefits provided by the Waiver of Monthly Deductions Rider will not count as Premium for the purpose of satisfying the EDBGAP and EDBGAPAP Tests. Failure to make Premium payments sufficient to meet the EDGBAP or EDBGAPAP Tests while you are receiving benefits under the Waiver of Monthly Deductions Rider will result in a loss of benefits under this Rider.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the next business day following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

3.	the date the Policy to which this Rider is attached terminates;

4.	at any time you allocate or transfer Cash Value, Net Premium, or any loan repayments outside of the Permitted Allocations;

5.	upon making a Policy change or invocation of certain other riders attached to the Policy, see the Impact on the Policy and Other Riders section of this Rider for additional information; and

6.	upon expiration of the elected Extended Death Benefit Guarantee Duration.

                                     Secretary                                                      President

LONG TERM CARE RIDER

Attached to and made a part of this policy issued by
NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
Columbus, Ohio  43215-2220

GENERAL PROVISIONS

NOTICE TO BUYER:  THIS POLICY MAY NOT COVER ALL THE COSTS ASSOCIATED WITH LONG TERM CARE INCURRED BY THE BUYER DURING THE PERIOD OF COVERAGE.  THE BUYER IS ADVISED TO REVIEW CAREFULLY ALL POLICY LIMITATIONS.

Consideration. The issuance of this Long Term Care Rider is based upon your responses to the questions on your application.  A copy of your application was retained by you when you applied.  If your answers are incorrect or untrue, the Company has the right to deny benefits or rescind your policy.  The best time to clear up any questions is before a claim arises!  If, for any reason, any of your answers are incorrect, contact the Company at the address shown on the Outline of Coverage.

Taxation.  This Long Term Care Rider is intended to be a qualified long-term care insurance contract under Section 7702B(b) of the Internal Revenue Code.  Benefits paid under this rider may be taxable.  If so, you or your Beneficiary may incur a tax obligation.  As with all tax matters, you should consult your personal tax advisor to assess the impact of this benefit.

Rider Values. This rider has no Cash Surrender Value and no loan values.

Net Amount at Risk. The Net Amount at Risk of the rider on a Monthly Anniversary Day is the lesser of the Net Amount at Risk on the base policy (including the Additional Protection Rider Net Amount at Risk) and the Long Term Care Specified Amount.

Cost of Insurance.  The monthly rider charge will be determined based on our expectations of future experience.  The monthly charge for this rider is equal to the product of A times B times C where:

A.	is the Net Amount at Risk of the Long Term Care Rider;

B.	is the per thousand of Net Amount at Risk charge based on the Insured's Attained Age, class, sex, and product; and

C.	is a factor based on the substandard rating of the Insured.

The per thousand of Net Amount at Risk charge will not be greater than the rate shown in the Table of Guaranteed Rider Cost rates.  Any change in cost of insurance rates will be on a uniform basis for Insured's of the same sex, Attained Age, product, and rate class whose policies have been in force for the same duration.

Effective Date. The effective date of coverage under this rider will be as follows:

1.	For all coverage provided in the original application, the effective date will be the Policy Date.

2.	For any rider issued after the Policy Date, the effective date will be the date shown on a supplement to the Policy Data Pages.

3.	For any insurance that has been reinstated, the effective date will be the date we approve the reinstatement.

Right to Examine Rider. To be certain that you are satisfied with this rider, you have a 30 day "free look."  Within 30 days after you receive the rider, you may return it to our Home Office or to the representative who delivered it.  We will then void the rider as if it had never been in force and refund all rider charges.

Renewability. We will not cancel or reduce coverage under this rider.  Unless the Owner requests termination of this rider, it will remain in force as long as the policy remains in force.

Lapse Protection.  If the contract value is insufficient to cover monthly deductions while the Insured is receiving rider benefits, we will not lapse the policy and monthly deductions will be waived.

Representations and Contestability. All statements submitted in the application for this rider by or on behalf of the Insured will, in the absence of fraud, be deemed representations and not warranties.  The validity of this rider with respect to the Insured will not be contestable after it has been in force for two years during the lifetime of the Insured.

Reinstatement. If this rider terminates, as provided in the Grace Period section of the policy, it may be reinstated along with the policy at any time within 5 years after the date of termination and prior to the Maturity Date.  The reinstatement is subject to:

1.	receipt of evidence of insurability satisfactory to us; and

2.	payment of a premium sufficient to keep this policy and all attached riders in force for a minimum of 3 months.

This rider will be reinstated within 45 days of the date we receive the reinstatement application and the reinstatement premium unless we mail a written notice of denial to the Owner within 45 days.  Notice will be sent to the last known address of the Owner.

Error in Age or Sex. If there is an error in the age or sex of the Insured, the benefits provided by this rider will be the amount that the most recent rider cost of insurance charge would provide at the correct age or sex.  However, if an Insured's correct age on the date coverage became effective was such that we would not have granted coverage, we will only be liable for the return of any premiums on account of such a person.

Conformity with State Statutes. If any provision of this rider is in conflict with the laws of the state in which the Insured resides on the rider effective date, the provision is automatically amended to meet the minimum requirements of such laws.

Termination of Rider. This rider terminates:

1.	on the Monthly Anniversary Day on or next following the date we receive written request by the Owner;

2.	upon termination of this policy;

3.	when this policy matures; or

4.	when the Insured dies.

Coverage will terminate at midnight on any given termination date.

DEFINITIONS

Accumulated Value is determined without deduction of any surrender charge.  In some policies to which this rider may be attached, Accumulated Value is synonymous with "Cash Value" or "Contract Value."  The calculation of the Accumulated Value is explained in the policy.

Activities of Daily Living. Activities of Daily Living refers to those activities which measure the Insured's ability for self care.  The six key Activities of Daily Living used in this rider to determine the level of care needed by the Insured are:

1.	bathing;
2.	continence;
3.	dressing;
4.	eating;
5.	using the toilet facilities; and
6.	transferring.

Adult Day Care is a community based group program that provides health, social, and related support services in a facility which is licensed or certified by the state as an Adult Day Care Center for impaired adults.

Bathing.  Washing oneself by sponge bath; or in either a tub or shower, including the task of getting into or out of the tub or shower.

Cognitive Impairment.  A severe deficiency in the Insured's short or long term memory, orientation as to person, place and time, deductive or abstract reasoning, or judgment as it relates to safety awareness.  Included are nervous or mental disorders of organic origin, including Alzheimer's Disease and senile dementia, which are determined by clinical diagnosis or tests.

Continence.  The ability to maintain control of bowel and bladder function; or, when unable to maintain control of bowel or bladder function, the ability to perform associated personal hygiene (including caring for catheter or colostomy bag).

Custodial Care. Custodial Care means personal assistance and care provided in a Long Term Care Facility to the Insured who is admitted as a resident patient and who is under the care of a physician.  Custodial Care includes assistance in the Activities of Daily Living.  Persons eligible for Custodial Care are those who are unable to care for themselves due to age, illness, or mental impairment, but who do not require Skilled Nursing Care or Intermediate Care.  Custodial Care must be performed under the orders of a physician.

Doctor or Physician. Doctor or physician means a person who is licensed to practice the healing arts.  Doctor or physician does not include you or any close relative.  The doctor or physician must perform only those services permitted by his or her license.

Dressing.  Putting on and taking off all items of clothing and any necessary braces, fasteners or artificial limbs.

Eating.  Feeding oneself by getting food into the body from a receptacle (such as a plate, cup or table) or by a feeding tube or intravenously.

Elimination Period. An Elimination Period is a period of time following eligibility for Long Term Care Benefits for which no benefits are payable.  The Long Term Care Rider will have an Elimination Period of 90 days.  Benefits will not be paid until the Elimination Period is satisfied, and benefits will not be retrospectively paid for the Elimination Period.  The Elimination Period can be satisfied by any combination of days of Long Term Care Facility stay or days of Home Health Care.  These days of care or services need not be continuous, but must be accumulated within a continuous period of 730 days.  The Elimination Period has to be satisfied only once while this rider is in effect.

Home Health Care. Home Health Care means personal assistance and care provided in a private home to the Insured who is under the care of a physician.  It is provided by a hospital with a valid operating certificate or by a home health service or agency with a valid certificate.  It must be certified, by an attending physician, that confinement in a hospital or Long Term Care Facility is required if Home Health Care is not provided.

Hospital. Hospital means a place which, by law, provides care and treatment for sick or injured persons as resident bed patients.  It also must have:

1.	a registered graduate nurse on duty or on call at all times to supervise 24-hour nursing service;

2.	the means for diagnosis, treatment and surgery; and

3.	a doctor present or on call at all times to supervise all care.

Injury. Injury means bodily injury to the Insured which is caused solely by an accident without being contributed to in any way by disease.  The accident must take place while this rider is in force for the person injured.  Injury will include all lesions due to any one accident.

Intermediate Care. Intermediate Care means medically necessary care provided under the supervision of a registered nurse or a physician in a Long Term Care Facility to the Insured who is admitted as a resident patient.  These services are provided to persons who do not require the degree of care and treatment of Skilled Nursing Care but who, because of their mental or physical condition, require care and services above the level of Custodial Care.  It must be certified by an attending physician that Intermediate Care in a Long Term Care Facility is medically needed.

Long Term Care Facility. Long Term Care Facility refers to any facility, other than a hospital, which provides Skilled Nursing Care, Intermediate Care, or Custodial Care, and is licensed by the appropriate state licensing agency.  It must also have:

1.	a registered graduate nurse on duty at all times to supervise 24-hour nursing service;
2.	a doctor to supervise the operation of the facility;
3.	a planned program of policies and procedures which was developed with the advice of a professional group of at least one doctor and one nurse; and
4.	a doctor available to furnish emergency medical care.

Long Term Care Facility does not refer to:

1.	a facility which primarily treats drug addicts or alcoholics;
2.	a facility which primarily provides domiciliary, residency, or retirement care; or
3.	a facility owned or operated by a member of the Insured's immediate family.

Long Term Care Specified Amount.  The Long Term Care Specified Amount, chosen at issue, represents the maximum accumulation of Long Term Care Benefits available under the Long Term Care Rider.  This amount must be at least 10% of the base policy Specified Amount (including the Additional Protection Rider) and no more than the base policy Specified Amount (including the Additional Protection Rider).

Period of Confinement. A Period of Confinement begins immediately following an Elimination Period and consists of continuous or consecutive Long Term Care Facility or Home Health Care confinements which:

1.	are due to the same or related conditions;
2.	are not separated by more than 90 days; and
3.	occur while this rider is in force.

Sickness. Sickness means illness or disease of the Insured which first manifests itself after the effective date of this rider and while this rider is in force.  It will also include illness or disease first manifested before the effective date of this rider, but only if the condition is shown on the application and the Company has not excluded it from coverage by name or specific description.  Sickness includes any complications or recurrences that relate to the illness.  These must occur while the rider is in force.

Skilled Nursing Care. Skilled Nursing Care means medically necessary care provided or supervised by a registered nurse or a doctor in a Long Term Care Facility to the Insured who is admitted as a resident patient.  It must be certified by an attending physician that Skilled Nursing Care in a Long Term Care Facility is medically needed on a daily basis.

Toileting.  Getting to and from the toilet, getting on and off the toilet, and performing associated personal hygiene.

Transferring.  Moving into or out of a bed, chair or wheelchair.

BENEFITS

Eligibility for the Payment of Benefits. In order for benefits to be payable as a result of the Insured's confinement in a Long Term Care Facility, all of the following must be met:

1.	The Insured must satisfy the eligibility of the payment of benefits condition.

2.	The Elimination Period must be satisfied.

3.	Confinement is medically necessary and is based on physical limitations which prohibit daily living in a non-institutional environment.

4.	While confined for Skilled Nursing Care or Intermediate Care, the Insured receives a planned program of observation and treatment. This program must:

a.	be under the supervision of a physician other than the Owner or an employee of the Long Term Care Facility; and

b.	be continued in accordance with generally accepted standards of medical practice for the Injury or Sickness.

5.	While confined in a Long Term Care Facility, the Insured is dependent in performing at least two of the key Activities of Daily Living or is suffering from Cognitive Impairment.

In order for Home Health Care benefits to be payable, all the conditions listed below must be met:

1.	The Insured must satisfy the eligibility of the payment of benefits condition.

2.	The Elimination Period must be satisfied.

3.	The attending physician certifies that confinement in hospital or Long Term Care Facility would have been required if Home Health Care were not provided.

4.
Personal assistance and care is provided in a private home to the Insured who is under the care of a physician. Such care must be provided by a hospital or by a home health service or agency with a valid certificate of approval.

4.	The Insured must be dependent in performing at least two of the Activities of Daily Living or be suffering from Cognitive Impairment.

When Benefits Begin. We will provide a Long Term Care Benefit after the Insured has been continuously confined in a Long Term Care Facility or has been eligible for Home Health Care benefits for a period of time equal to the Elimination Period and a claim for benefits has been approved by us.

Maximum Monthly Long Term Care Benefit.  The Maximum Monthly Long Term Care Benefit is equal to the minimum of A and B where:

A.	is 2% of Long Term Care Specified Amount, and

B.	is the per diem amount allowed by the Health Insurance Portability and Accountability Act times the number of days in the month.

Upon submitting a claim, the policy owner may request a monthly benefit below the Maximum Monthly Long Term Care Benefit amount.  Choosing a lesser amount could extend the length of the benefit period.

Upon meeting the requirements for Long Term Care Rider  benefits, the Long Term Care Rider charges will be waived for the duration of the rider benefit payment period.  While receiving rider benefits, loans or partial withdrawals are not permitted.

Maximum Lifetime Benefit.  The Maximum Lifetime Benefit under any combination of Home Health Care benefits and Long Term Care Facility benefits is equal to the lesser of the Long Term Care Specified Amount and the quantity, base policy Specified Amount (including the Additional Protection Rider) minus policy Indebtedness.

The Accumulated Benefit.  Upon receiving any benefits under this rider, an Accumulated Benefit Account will be created.  This account will grow at 0% interest.  The Accumulated Benefit Account has the following financial consequences to future benefits under this policy:

1.	If the Insured surrenders the policy for full Cash Surrender Value, the surrender value will be equal to the base policy Cash Surrender Value minus the Accumulated Benefit Account.

2.
Upon death of the Insured, the Death Proceeds will be equal to the death benefit minus the Accumulated Benefit Amount, provided this amount is greater than 10% of the quantity, base policy Specified Amount minus policy Indebtedness. If the Death Proceeds are not greater than this amount, we will award the Beneficiary a Death Proceed of 10% of the quantity, base policy Specified Amount minus policy Indebtedness.

Preexisting Conditions Limitation.  Preexisting condition refers to any condition for which the Insured received medical advice or treatment in the six months preceding the effective date of this rider.  Home Health Care and Long Term Care Facility confinements due to preexisting conditions shown on the application are covered immediately.  We will not pay benefits for a Home HealthCare or Long Term Care Facility confinement due to a preexisting condition which is not disclosed in the application if the confinement begins during the first six  months after the effective date of this rider.

Exclusions. This rider does not cover any expense which results from:

1.	suicide, intentionally self-inflicted injuries or attempts at suicide (either while sane or insane);
2.	committing or attempting to commit a felony;
3.	a condition for which the Insured can receive benefits under Worker's Compensation;
4.	a mental, psychoneurotic, or personality disorder without evidence of organic disease (Alzheimer's Disease and senile dementia are not excluded from coverage);
5.	alcoholism or drug addiction, unless addiction results from administration of drugs for treatment prescribed by a physician;
6.	service in the armed forces or units auxiliary thereto; and
7.	war or any act of war, whether declared or undeclared.

CLAIMS

Notice of Claim. Written notice of claim must be given within 30 days after a covered loss starts or as soon as reasonably possible.  This notice can be sent to us at our Home Office in Columbus, Ohio.  The notice should include your name and policy number.

Proof of Loss. Written proof of loss must be given to us at our Home Office in Columbus, Ohio, within 90 days after such loss.  If it was not reasonably possible to give written proof in the time required, we shall not reduce or deny the claim for this reason if the proof is given as soon as reasonably possible.  In any event, the proof required must be given no later than one year from the time specified unless the Owner was legally incapacitated.

Physical Examinations. The Company, at it's own expense, has the right to have the Insured examined as often as it may reasonably require during any Period of Confinement.

Time of Payment of Claims.  Benefits for any loss covered under this rider will be paid as soon as we receive proper written proof of loss.

Notice of Release. The Owner must give immediate notice to us when confinement in a Long Term Care Facility has ceased or when Home Health Care is no longer required.

Legal Actions. No legal action may be brought to recover under this rider within 60 days after written proof of loss has been given as required by this rider.  No such action may be brought after three years from the time written proof of loss is required to be given.

            Secretary                 President

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215-2220

OVERLOAN LAPSE PROTECTION RIDER

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Rider Effective Date and will be different from that of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

The Overloan Lapse Protection Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly. Non-defined terms shall have the meaning given to them in the Policy.

This Rider, upon invocation, prevents the Policy from lapsing due to Indebtedness by providing a guaranteed paid-up insurance benefit. There is no charge for this Rider unless it is invoked. This Rider has no cash value and no loan value.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Rider Effective Date– The date coverage under this Rider commences. The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued. If added by post-issue election, the Rider Effective Date will be stated in issued Policy Data Pages.

Rider Charge Rate– This rate varies by Attained Age and is the percentage of the Cash Value taken as the charge for invoking this Rider.

Special Fixed Account– An account funded by our General Account that credits a guaranteed fixed interest rate.

Incontestability

After this Rider has been in force during the lifetime of the Insured (in the case of a survivorship, both Insureds) for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason.
Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, the charges and benefits payable will be adjusted to reflect the difference based on the Insured's correct age and sex.

Rider Cost

There is no charge for this Rider unless the Owner invokes it.  If this Rider is invoked, the one-time rider charge is equal to (1) multiplied by (2), where:

1.	is the Cash Value; and

2.	is the Rider Charge Rate stated in the Policy Data Pages for the Insured’s Attained Age.

If the Cash Value minus Indebtedness is not enough to cover the charges for this Rider, the Owner will be required to pay back enough of the Indebtedness in the form of a loan repayment such that there is enough Cash Value minus Indebtedness to cover the charge for this Rider.

There are no periodic charges.

Benefits Provided by this Rider

Upon invocation, this Rider will provide lapse protection for policies with outstanding Indebtedness by providing a guaranteed paid-up insurance benefit. Invocation of the Rider enables the Policy Owner of a substantially depleted Policy (due to outstanding loans) to avoid negative tax consequences associated with lapsing a life insurance policy (consult a qualified tax advisor for more details.)

Invocation Requirements

Request to Invoke – Before we take any action to invoke this Rider, we must receive at our Home Office a written request from you directing us to invoke this Rider.

To invoke this Rider, the Policy must meet all of the following requirements:

1.	the Policy is in force and has reached the 15th Policy Anniversary;
2.	if attached to an individual policy, the Insured must be at least Attained Age 75. If attached to a survivorship policy, the younger Insured must be at least Attained Age 75;
3.	the Cash Value is at least $100,000;
4.	all amounts that may be withdrawn from the Policy without the imposition of federal income tax must be taken as partial Surrenders;
5.	the Policy is issued under the Guideline Premium/Cash Value Corridor Test of Section 7702 of the Internal Revenue Code. This Rider is not available on Cash Value Accumulation Test policies; and
6.
the Indebtedness becomes more than a specified percentage of the Policy’s Cash Value.  This percentage is called the “Trigger Point” and varies by Attained Age of the Insured(s).  The Trigger Points are shown in the attached table.

The first time the requirements for invoking this Rider are met, a letter will be sent to you at which time you may choose to invoke this Rider.  If the Policy meets all of the above requirements and you do not choose to invoke the Rider, you still have the right to invoke the Rider at a later date as long as the Policy stays in force and provided that the above requirements are still met.

Test for 7702 Compliance

When the requirements for invoking this Rider have been met, and you elect to invoke this Rider, the death benefit will be adjusted in two steps in compliance with Section 7702 of the Internal Revenue Code:

1.
if the Death Benefit Option is not already Option 1, it will be changed to Option 1.  The Specified Amount will not subsequently be adjusted to prevent the Net Amount at Risk from changing as a result of the death benefit option change; and

2.
if the Specified Amount is greater than the Minimum Required Death Benefit, the Specified Amount will be reduced to equal the Minimum Required Death Benefit immediately after the charge for this Rider is taken.

If this adjusted Specified Amount is not compliant with Section 7702 of the Internal Revenue Code, you will not be allowed to invoke this Rider.

Operation of the Policy upon Invoking the Rider

After the charge for this Rider is taken from the Cash Value as described in the Rider Cost Provision and the death benefit is adjusted as described in the Test for 7702 Compliance Provision:

1.	the Indebtedness will continue to grow at the Policy’s loan charged interest rate;

2.	the Policy Loan Account will continue to grow at the Policy’s loan credited interest rate;

3.	the remaining Cash Value less Indebtedness will be placed in the Special Fixed Account and will continue to grow at a guaranteed fixed crediting rate;

4.	no monthly deductions or additional charges will be taken from the Policy’s Cash Value;

5.	no further loans or partial Surrenders may be taken;

6.	no further Premium payments or loan repayments will be allowed (with the exception of any loan repayment required to pay the one-time charge for this Rider);

7.	the death benefit will continue to be defined as the maximum of (A) and (B) where:

A.	is the adjusted Specified Amount after invoking the Rider;

B.	is the Minimum Required Death Benefit; and

8.	the Death Benefit Proceeds will continue to be defined as outlined in the base Policy.

The Policy will be guaranteed and placed in paid-up status.

Effect on Other Riders and Policy Provisions

Invoking this Rider will affect other riders and Policy provisions.

Riders – Upon invocation of this Rider, you will no longer be able to invoke the following riders as they will terminate.

•	Long Term Care Rider
•	Spouse Rider
•	Waiver of Monthly Deductions
•	Policy Split Option Rider
•	Extended Death Benefit Guarantee Rider
•	Additional Insured Rider

Prior to invocation, the aforementioned riders will not be affected. Rider availability is subject to state approval.

Policy Provisions – Upon invocation of this Rider, if a change in death benefit option and/or a reduction in Specified Amount results, benefits paid under Maturity Extension for Specified Amount will be reduced. Maturity Extension for Cash Value will not be affected.

Termination

You may terminate this Rider by written request to us. Such termination will be effective the Policy Monthaversary on or next following the receipt of your request. In order to terminate this Rider, we have the right to require return of the Policy and this Rider to us for endorsement.  This Rider also terminates on the earliest of the following dates:

1.	the date the Policy terminates; or
2.	the Policy Anniversary on which the Insured reaches Attained Age 120 (younger Insured’s Attained Age 120 if attached to a survivorship policy).

                                      Secretary                                                        President

Rider Trigger Points

The Rider Trigger Points vary by Attained Age.

For a survivorship policy, Attained Age refers to the younger Insured’s Attained Age.

Attained Age	Trigger Point
75	95%
76	95%
77	95%
78	95%
79	95%
80	95%
81	95%
82	95%
83	95%
84	96%
85	96%
86	96%
87	96%
88	96%
89	97%
90	97%
91	97%
92	98%
93	98%
94	98%
95	99%
96	99%
97	99%
98	99%
99	99%
100	99%
101	99%
102	99%
103	99%
104	99%
105	99%
106	99%
107	99%
108	99%
109	99%
110	99%
111	99%
112	99%
113	99%
114	99%
115	99%
116	99%
117	99%
118	99%
119	99%

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215-2220

PREMIUM WAIVER RIDER

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Rider Effective Date and will be different from that of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Premium Waiver Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly.  Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides for a credit of Monthly Premium Waiver Benefit to this Policy’s Cash Value if the Insured becomes Disabled, subject to the specified conditions being met. This Rider has no cash value and no loan value.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Monthly Premium Waiver Benefit – The lesser of the Specified Premium or the average actual premiums paid over the 36 months prior to the date a Disability began, excluding the six month waiting period.

Specified Premium– The monthly dollar amount specified by the Insured. It used to determine the Monthly Premium Waiver Benefit. It is stated on the Policy Data Pages.

Disability(Disabled)– The following will constitute a total Disability of the Insured for purposes of this Rider:

As a result of bodily injury or disease the Insured is prevented from:

1.	performing for pay or profit the material duties of his or her regular occupation during the first 60 months after the injury or disease first manifests itself; or thereafter,
2.
performing for pay or profit the duties of any occupation for which he or she becomes qualified by reason of training, education, or experience, following the first 60 months of any one continuous period of disability.

The total and permanent loss by the Insured of any of the following will also be considered a total Disability:

1.	complete loss of sight in both eyes;
2.	both hands are completely severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist);
3.	both feet are completely severed above the ankle; or
4.
one hand is severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist) and one foot is severed above the ankle.

Rider Effective Date– The date coverage under this Rider commences.  The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued.  If added by post-issue election, the Rider Effective Date will be stated in reissued Policy Data Pages.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, the charges and benefits payable will be adjusted to reflect the difference based on the Insured's correct age and sex.

Incontestability

After this Rider has been in force during the life of the Insured for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason except as to a Disability that begins before the end of such two year period.

Rider Cost

The monthly cost for this Rider is equal to the product of (1) times (2) times (3), where:

(1)	is the Specified Premium for this Rider;
(2)	is the rate class multiple for this Rider shown in the Policy Data Pages; and
(3)	is the factor based on the Insured's Attained Age and sex shown in the attached table.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with, and according to the terms of, the Policy to which it is attached, so long as this Rider has not terminated, see Termination section.

Risks Not Assumed

No benefits will be provided by this Rider if the Disability:

1.	resulted from bodily injury or disease that began prior to the Rider Effective Date or between the date a lapse occurs and the date of reinstatement;
2.	resulted from willfully self-inflicted injuries;
3.	resulted from an act of war while in military service of any country at war, declared or undeclared; or
4.	resulted from any war, declared or undeclared.

Notice of Claim and Proof of Disability

Written notice of a claim and satisfactory proof of the Insured's Disability must be received and recorded at our Home Office listed on the face page of the Policy before we credit any Monthly Premium Waiver Benefits.  We may require the Insured to be examined by a doctor, at our expense if a particular doctor is required by us, as part of any proof of Disability.

Such notice and proof must be received:

1.	while the Insured is alive and totally disabled; and
2.	not later than 12 months after the Disability began.

Failure to give notice and proof within such time will not invalidate the claim if it is shown that each was given as soon as reasonably possible.

While benefits are being received under this Rider, we may again require satisfactory proof, at reasonable intervals, that the Insured is still Disabled.  After the Insured has been Disabled for two years, we will not require such proof more than once a year.

If the Monthly Premium Waiver Benefit is being credited under this Rider and the Insured fails to provide the required proof of Disability, we will not consider the Insured Disabled and no further Monthly Premium Waiver Benefits will be credited.

Six-Month Waiting Period

We will not begin to credit the Monthly Premium Waiver Benefit until a Disability has continued for at least six months. No credit will be payable for any period prior to the end of such six month period.

Policy Changes and Additional Contributions

While the Monthly Premium Waiver Benefit is being credited, we will not allow changes in the Specified Premium. Additional contributions to the Policy Cash Value of the policy will be allowed, if permitted by law.

 Benefits Provided by this Rider

If the Insured has a condition that meets the definition of Disability, the condition is not excluded by the Risks Not Assumed section, and the Six-Month Waiting Period section is satisfied while this Rider is in force, we will provide one of the following benefits:

1.
if the Disability occurs before the Policy Anniversary on which the Insured reaches Attained Age 63, the Monthly Premium Waiver Benefit will be credited to the Policy’s Cash Value after such Disability begins and while it continues to Attained Age 65; or

2.
if the Disability occurs on or after the Policy Anniversary on which the Insured reaches Attained Age 63, but before Attained Age 65, the Monthly Premium Waiver Benefits will be credited to the Policy’s Cash Value during the Disability for a 2 year period starting on the date of Disability.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

1.	the date the Policy to which this Rider is attached terminates; or

2.	the Policy Anniversary on which the Insured reaches Attained Age 65, except as provided in item 2 of the Benefits Provided by the this Rider section..

                                      Secretary                                                      President

PREMIUM WAIVER RIDER
FACTORS FOR WAIVER OF MONTHLY DEDUCTIONS
ATTAINED AGE	Factors Male Female	ATTAINED AGE	Factors Male Female
21.042	.063	46.053		.078
22.042	.063	47.055		.080
23.042	.063	48.057		.081
24.042	.063	49.059		.082
25.042	.063	50.061		.083
26.042	.063	51.063		.084
27.042	.063	52.074		.090
28.042	.063	53.084		.095
29.042	.063	54.095		.100
30.042	.063	55.105		.105
31.042	.063	56.105		.105
32.042	.063	57.105		.105
33.042	.063	58.105		.105
34.042	.063	59.105		.105
35.042	.063	*60	.105	.105
36.043	.063	*61	.105	.105
37.044	.063	*62	.105	.105
38.045	.063	*63	.105	.105
39.046	.063	*64	.105	.105
40.047	.063
41.048	.066
42.049	.069
43.050	.072
44.051	.074
45.052	.076

The factors shown are for a standard premium class.  If this rider is issued in a substandard premium class, the factors will be a multiple of the standard factor.

*Renewal Only

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215-2220

SPOUSE LIFE INSURANCE RIDER

PLEASE READ THIS RIDER CAREFULLY

Term insurance is involved. The Suicide and Incontestability periods of this Rider begin on the Rider Effective Date and will be different from those of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Spouse Life Insurance Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly.  Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides renewable term life insurance coverage on the life of the Insured Spouse. This Rider has no cash value and no loan value. This Rider does not modify the Specified Amount, or any cash or loan values of the Policy.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Insured Spouse – The legal spouse of the Insured under the Policy to which this Rider is attached as named in the application for this Rider.

Rider Beneficiary– The person entitled to receive the Rider Specified Amount upon the death of the Insured Spouse.  Unless otherwise designated by you, the Rider Beneficiary will be the Insured, if living; otherwise, the Insured Spouse's estate.

Rider Anniversary– The same day and month as the Rider Effective Date in each succeeding year.  Rider years and Rider months are measured from the Rider Effective Date.

Rider Effective Date– The date coverage under this Rider commences.  The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued.  If added by post-issue election, the Rider Effective Date will be stated in newly reissued Policy Data Pages.

Rider Specified Amount – The dollar amount of the benefit payable to the Rider Beneficiary on the death of the Insured Spouse. It is stated in the Policy Data Pages. If added by post-issue election, the Rider Specified Amount will be stated in reissued Policy Data Pages.

Suicide

We will not pay an amount equal to the Rider Specified Amount if the Spouse commits suicide, while sane or insane, within two years after the Rider Effective Date or a reinstatement date.  Instead, we will pay a sum equal to the total amount of the cost of insurance deducted for this Rider prior to the date of death.

Incontestability

After this Rider has been in force during the lifetime of the Insured Spouse for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason.

Misstatement of Age or Sex

If the age or sex of the Insured Spouse has been misstated, the affected benefits will be adjusted. The amount of the adjusted Rider Specified Amount will be (1), multiplied by (2), where:

(1)	is the Rider Specified Amount; and
(2)	is the ratio of the monthly cost of insurance applied in the Policy month of death and the monthly cost of insurance that should have been applied at the true age and sex in the Policy month of death.

Rider Cost

The monthly cost for this Rider is equal to the product of 1), times 2), times 3), times 4), plus 5), where:

(1)	is the amount of the Rider Specified Amount stated in the Policy Data Pages;

(2)	is 0.001;

(3)	is the rate class multiple for this Rider stated in the Policy Data Pages;

(4)	is the rate per $1,000 based on the Insured Spouse's Attained Age and sex which is stated in the Policy Data Pages; and

(5)	is the level amount, if any, which does not vary by the Insured Spouse's Attained Age and is called a Monthly Flat Extra on the Policy Data Pages.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with, and according to the terms of, the Policy to which it is attached, subject to the following:

(1)	this Rider has not terminated, see Termination section; and

(2)	satisfactory evidence of insurability will be required for the Insured Spouse covered by this Rider before it will be reinstated.

We will not pay any benefit under this Rider on a death occurring between the date a lapse occurs and the date of reinstatement.

Benefits Provided by this Rider

This Rider provides term insurance on the life of the Insured Spouse.  Coverage under this Rider begins on the Rider Effective Date and terminates as provided in the Termination section of this Rider.

If the Insured Spouse dies while this Rider is in force, the Rider Beneficiary will receive the Rider Specified Amount subject to the Misstatement of Age and Sex section.  If the Insured Spouse dies during a grace period, we will pay the Rider Specified Amount reduced by the amount of any unpaid monthly deductions for this Rider.

The Rider Specified Amount will be paid when we receive Proof of Death for the Insured Spouse while this Rider is in force at our Home Office listed on the face page of the Policy.  If the Insured Spouse is still living when coverage under this Rider terminates, then no benefit is payable.

Increases or Decreases to the Rider Specified Amount

At any time after the Rider has been issued, you may request to increase or decrease the Rider Specified Amount.  Your request must be in writing to our Home Office, listed on the face page of this Policy, on a form we provide.
Increases – Increases in the Rider Specified Amount are subject to the following:

(1)	you must provide evidence of the insurability of the Insured Spouse that is satisfactory to us; and

(2)	once we approve an increase, it takes effect on the Policy Monthaversary on or next following the date we approve the increase, unless you request and we approve a different date;

Decreases – Decreases to the Rider Specified Amount are subject to the following:

(1)	we may limit the right to decrease the Rider Specified Amount to one time per Policy Year; and

(2)
once we approve a decrease, it takes effect on the Policy Monthaversary on or next following the date we process your request to decrease the Rider Specified Amount, unless you request and we approve a different date.

Renewal

This Rider will expire at the end of a Rider month unless renewed.  It is renewed by the deduction of the monthly cost of this Rider from the Cash Value of your Policy on the Policy Monthaversary.  No evidence of insurability will be required.  This Rider may be renewed while this Policy is in force and before the Rider Anniversary on which the Insured Spouse reaches Attained Age 70.

Right of Conversion

You have the right to convert this Rider to a level Premium, level benefit, permanent plan of whole life insurance that we are selling at the time.  No evidence of the Insured Spouse's insurability will required for conversion.  The following are required to exercise this conversion right:

(1)	conversion must be applied for in writing;
(2)	you must exercise your conversion right while both:
a.
the Policy and Rider are in force and not in a grace period (if the Insured under the Policy dies anytime while this Policy and Rider are in force, conversion must be applied for within 90 days after we receive Proof of Death for the Insured); and

b.	prior to the Rider Anniversary on which the Insured Spouse reaches Attained Age 66;
(3)	the amount of coverage available for any new policy purchased under this right of conversion is subject to the following:
a.	the coverage amount of the new policy must be for the greater of $10,000 or the minimum amount available for the new policy under our issue rules at the time; but
b.	no more than 100% of the Rider Specified Amount.
(4)	the new policy must be for a plan of insurance we are issuing on the date of conversion;
(5)	the Premium for the new policy will be based on the rates in effect on the date of conversion;
(6)
the Premium rate for the new policy will be based on the Attained Age of the Insured Spouse on the date of conversion, the same class of risk as this Rider, if available, and the rates in use at that time.  If this Rider's risk class is not available for the new policy, the next best risk class available will apply; and

(7)	no supplemental benefits or additional coverage may be added without evidence of the Insured Spouse's insurability and our consent.

The effective date of the new policy will be the date of conversion.  The incontestability and suicide periods of the new policy will start on the Rider Effective Date of this Rider.

If this Rider is converted while monthly deductions are being waived in accordance with a waiver of Premium or deduction benefit contained in the Policy, or attached to it, Premiums under the new policy will not be waived and a Waiver of Premium or deduction benefit will not be added to the new policy.

We will always make available a plan of insurance to which an Insured Spouse may convert.

Extended Coverage

If the Insured Spouse dies within 90 days of the Insured's death while this Rider is in force and has not exercised the Right of Conversion, we will pay the Rider Specified Amount reduced by the amount of any unpaid monthly deductions for this Rider.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

(1)	the date this Rider is converted to a new Policy;

(2)	the Policy Anniversary on which the Insured Spouse reaches Attained Age 70; or

(3)	the date the Policy to which this Rider is attached terminates.

                                      Secretary                                                        President

NATIONWIDE LIFE AND ANNUITY INSURANCE COMPANY
ONE NATIONWIDE PLAZA
COLUMBUS, OHIO 43215-2220

WAIVER OF MONTHLY DEDUCTIONS RIDER

PLEASE READ THIS RIDER CAREFULLY

The Incontestability period of this Rider begins on the Rider Effective Date and will be different from that of the Policy if this Rider is elected after the Policy Date.

General Information Regarding this Rider

This Waiver of Monthly Deductions Rider (“Rider”) is made part of the Policy to which it is attached on the Rider Effective Date.

To the extent any provisions contained in this Rider are contrary to or inconsistent with those of the Policy to which it is attached the provisions of this Rider will control the Policy accordingly.  Non-defined terms shall have the meaning given to them in the Policy.

This Rider provides for a waiver of monthly deductions for the Policy if the Insured becomes Disabled. This Rider has no cash value and no loan value. This Rider does not modify the Specified Amount, Cash Value, or loan values of the Policy.

Defined Terms used in this Rider

The following definitions apply to coverage under this Rider.

Disability(Disabled)– The following will constitute a total Disability of the Insured for purposes of this Rider:

As a result of bodily injury or disease the Insured is prevented from:

1.	performing for pay or profit the material duties of his or her regular occupation during the first 24 months after the injury or disease first manifests itself; or

2.
thereafter, performing for pay or profit the duties of any occupation for which he or she becomes qualified by reason of training, education, or experience, following the first 24 months of any one continuous period of Disability;

The total and permanent loss by the Insured of any of the following will also be considered a total Disability:

1.	complete loss of sight in both eyes;

2.	both hands are completely severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist);

3.	both feet are completely severed above the ankle; or

4.
one hand is severed above the wrist (complete loss of four fingers on the same hand will be considered the same as complete severance of that hand above the wrist) and one foot is severed above the ankle.

Rider Effective Date– The date coverage under this Rider commences.  The Rider Effective Date will be the Policy Date unless this Rider is elected after the Policy is issued.  If added by post-issue election, the Rider Effective Date will be stated in reissued Policy Data Pages.

Misstatement of Age or Sex

If the age or sex of the Insured has been misstated, the charges and benefits payable will be adjusted to reflect the difference based on the Insured's correct age and sex.

Incontestability

After this Rider has been in force during the life of the Insured for two years from the Rider Effective Date or a reinstatement date, we will not contest it for any reason except as to a Disability that begins before the end of such two year period.

Rider Cost

The monthly cost for this Rider is equal to the product of (1) times (2) times (3), where:

1.	is the total monthly deduction for the Policy, including costs for additional Riders, if applicable, and excluding the cost for this Rider;
2.	is the rate class multiple for this Rider shown on the Policy Data Pages;
3.	is the factor based on the Insured's Attained Age which is shown in the attached table.

The monthly cost for this Rider will be included in the monthly deduction from the Policy Cash Value as long as this Rider is in force.

Reinstatement

In the event of a lapse, this Rider may be reinstated along with, and according to the terms of, the Policy to which it is attached, so long as this Rider has not terminated, see Termination section.

Risks Not Assumed

Monthly deductions will not be waived under this Rider if the Disability:

1.	resulted from bodily injury or disease that began prior to the Rider Effective Date or between the date a lapse occurs and the date of reinstatement;
2.	resulted from willfully self-inflicted injuries;
3.	resulted from an act of war while in military service of any country at war, declared or undeclared;
4.	resulted from any war, declared or undeclared; or
5.	began after the Policy Anniversary on which the Insured reaches Attained Age 65.

Notice of Claim and Proof of Disability

Written notice of a claim and satisfactory proof of the Insured's Disability must be received and recorded at our Home Office listed on the face page of the Policy before we waive any monthly deduction. We may require the Insured to be examined by a doctor, at our expense if a particular doctor is required by us, as part of any proof of Disability. Such notice and proof must be received:

1.	while the Insured is alive and Disabled; and
2.	not later than 12 months after this Rider terminates; or
3.	not later than 12 months after the Disability began.

Failure to give notice and proof within such time will not invalidate the claim if it is shown that each was given as soon as reasonably possible.

While benefits are being received under this Rider, we may again require satisfactory proof, at reasonable intervals, that the Insured is still Disabled.  After the Insured has been Disabled for two years, we will not require such proof more than once a year.

If monthly deductions are being waived under this Rider and the Insured fails to provide the required proof of Disability, we will not consider the Insured Disabled and no further monthly deductions will be waived.

Six-Month Waiting Period

We will not begin to waive monthly deductions until a Disability has continued for at least six months. No monthly deductions will be waived for any period prior to the end of such six month period.

Policy Changes and Additional Contributions

While monthly deductions are being waived, we will not allow:

1.	changes in the Specified Amount;
2.	changes in the base Policy death benefit option;
3.	changes in the Maturity Date; or
4.	the addition or modification of ridersAdditional contributions to the Policy Cash Value will be allowed, if permitted by law.

Benefits Provided by this Rider

If the Insured has a condition that meets the definition of Disability, the condition is not excluded by the Risks Not Assumed section, and the Six-Month Waiting Period section is satisfied while this Rider is in force, we will provide one of the following benefits:

1.	if the Disability occurs prior to the Policy Anniversary on which the Insured reaches Attained Age 60, we will waive each monthly deduction due after such Disability begins and while it continues;
2.
if the Disability occurs on or after the Policy Anniversary on which the Insured reaches Attained Age 60, but before Attained Age 63, we will waive all monthly deductions due after Disability begins and while it continues, but only until the Policy Anniversary on which the Insured reaches Attained Age 65;or

3.
4.
if the Disability occurs on or after the Policy Anniversary on which the Insured reaches Attained Age 63, but before Attained Age 65, monthly deductions will be waived during the Disability for a 2 year period starting on the date of Disability.

If Disability begins during a grace period, we will waive monthly deductions only if sufficient Premium is paid to cover the monthly deductions through the Policy month in which Disability began. We will not waive any monthly deductions which fell due more than 12 months before the date we receive written notice of the claim and proof of the Insured’s Disability.

Termination

You may terminate this Rider by written request to us. Termination by written request will be effective the Policy Monthaversary on or next following receipt at our Home Office stated on the Policy cover page. In order to terminate this Rider, we have the right to require return of this Rider and the Policy to which it is attached for endorsement. This Rider also terminates on the earliest of the following dates:

1.	The date the Policy to which this Rider is attached terminates; and
2.	the Policy Anniversary on which the Insured reaches Attained Age 65 provided this will not bar any valid claim arising from a Disability that began before such date.

                                      Secretary                                                       President

WAIVER OF MONTHLY DEDUCTIONS RIDER
FACTORS FOR WAIVER OF MONTHLY DEDUCTIONS

ATTAINED AGE	Factors (Male & Female)	ATTAINED AGE	Factors (Male & Female)
15	0.0850	40	0.0850
16	0.0850	41	0.0850
17	0.0850	42	0.0850
18	0.0850	43	0.0850
19	0.0850	44	0.0850
20	0.0850	45	0.0850
21	0.0850	46	0.0880
22	0.0850	47	0.0910
23	0.0850	48	0.0940
24	0.0850	49	0.0970
25	0.0850	50	0.1000
26	0.0850	51	0.1175
27	0.0850	52	0.1350
28	0.0850	53	0.1525
29	0.0850	54	0.1700
30	0.0850	55	0.1875
31	0.0850	56	0.2119
32	0.0850	57	0.2363
33	0.0850	58	0.2606
34	0.0850	59	0.2850
35	0.0850	*60	0.1100
36	0.0850	*61	0.1050
37	0.0850	*62	0.1000
38	0.0850	*63	0.0925
39	0.0850	*64	0.1075

The factors shown are for a standard premium class. If this Rider is issued in a substandard premium class, the factors will be a multiple of the standard factor.

*Renewal Only